Published CUSIP Number: 73641BAG2

CREDIT AGREEMENT

Dated as of December 19, 2012

among

PORTFOLIO RECOVERY ASSOCIATES, INC.
as a Borrower and a Guarantor

and

A DESIGNATED SUBSIDIARY OF PORTFOLIO RECOVERY ASSOCIATES, INC.
from time to time party hereto as a Borrower,

THE DOMESTIC SUBSIDIARIES OF PORTFOLIO RECOVERY ASSOCIATES, INC.,
as the Guarantors,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer,

WELLS FARGO BANK, N.A.

and

SUNTRUST BANK,
as Co-Syndication Agents

and

KEYBANK, NATIONAL ASSOCIATION
as Documentation Agent

and

THE OTHER LENDERS PARTY HERETO

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
WELLS FARGO SECURITIES, LLC,
and
SUNTRUST ROBINSON HUMPHREY, INC.
as Joint Lead Arrangers and Joint Book Managers

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
1.01 1.02 1.03 1.04 1.05 1.06 1.07 1.08 1.09
Defined Terms.
Other Interpretive Provisions.
Accounting Terms.
Rounding.
Exchange Rates; Currency Equivalents.
Additional Alternative Currencies.
Change of Currency.
Times of Day.
Letter of Credit Amounts.

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS
2.01 2.02 2.03 2.04 2.05 2.06 2.07 2.08 2.09 2.10 2.11 2.12 2.13 2.14 2.15
Commitments.
Borrowings, Conversions and Continuations of Loans.
Letters of Credit.
Swing Line Loans.
Prepayments.
Termination or Reduction of Revolving Commitments.
Repayment of Loans.
Interest.
Fees.
Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
Evidence of Debt.
Payments Generally; Administrative Agent’s Clawback.
Sharing of Payments by Lenders.
Cash Collateral.
Defaulting Lenders.

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY
3.01 3.02 3.03 3.04 3.05 3.06 3.07	Taxes. Illegality. Inability to Determine Rates. Increased Costs. Compensation for Losses. Mitigation Obligations; Replacement of Lenders. Survival.

ARTICLE IV GUARANTY
4.01 4.02 4.03 4.04 4.05 4.06 4.07	The Guaranty. Obligations Unconditional. Reinstatement. Certain Additional Waivers. Remedies. Rights of Contribution. Guarantee of Payment; Continuing Guarantee.

ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
5.01 5.02	Conditions of Initial Credit Extension. Conditions to all Credit Extensions.

ARTICLE VI REPRESENTATIONS AND WARRANTIES
6.01 6.02 6.03 6.04 6.05 6.06 6.07 6.08 6.09 6.10 6.11 6.12 6.13 6.14 6.15 6.16 6.17 6.18 6.19 6.20 6.21 6.22
Existence, Qualification and Power.
Authorization; No Contravention.
Governmental Authorization; Other Consents.
Binding Effect.
Financial Statements; No Material Adverse Effect.
Litigation.
No Default.
Ownership of Property; Liens.
Environmental Compliance.
Insurance.
Taxes.
ERISA Compliance.
Subsidiaries.
Margin Regulations; Investment Company Act.
Disclosure.
Compliance with Laws.
Intellectual Property; Licenses, Etc.
Solvency.
Perfection of Security Interests in the Collateral.
Business Locations.
Labor Matters.
OFAC.

ARTICLE VII AFFIRMATIVE COVENANTS
7.01 7.02 7.03 7.04 7.05 7.06 7.07 7.08 7.09 7.10 7.11 7.12 7.13 7.14
Financial Statements.
Certificates; Other Information.
Notices.
Payment of Obligations.
Preservation of Existence, Etc.
Maintenance of Properties.
Maintenance of Insurance.
Compliance with Laws.
Books and Records.
Inspection Rights.
Use of Proceeds.
Additional Subsidiaries.
ERISA Compliance.
Pledged Assets.

ARTICLE VIII NEGATIVE COVENANTS
8.01 8.02 8.03 8.04 8.05 8.06 8.07 8.08 8.09 8.10 8.11 8.12 8.13
Liens.
Investments.
Indebtedness.
Fundamental Changes.
Dispositions.
Restricted Payments.
Change in Nature of Business.
Transactions with Affiliates and Insiders.
Burdensome Agreements.
Use of Proceeds.
Financial Covenants.
Capital Expenditures.
Prepayment of Other Indebtedness, Etc.

8.14 Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.
8.15 Ownership of Subsidiaries.
8.16 Foreign Assets Control Regulations.

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES
9.01 9.02 9.03	Events of Default. Remedies Upon Event of Default. Application of Funds.

ARTICLE X ADMINISTRATIVE AGENT
10.01 10.02 10.03 10.04 10.05 10.06 10.07 10.08 10.09 10.10 10.11
Appointment and Authority.
Rights as a Lender.
Exculpatory Provisions.
Reliance by Administrative Agent.
Delegation of Duties.
Resignation of Administrative Agent.
Non-Reliance on Administrative Agent and Other Lenders.
No Other Duties; Etc.
Administrative Agent May File Proofs of Claim.
Collateral and Guaranty Matters.
Treasury Management Banks and Swap Banks.

ARTICLE XI MISCELLANEOUS
11.01 11.02 11.03 11.04 11.05 11.06 11.07 11.08 11.09 11.10 11.11 11.12 11.13 11.14 11.15 11.16 11.17 11.18 11.19 11.20
Amendments, Etc.
Notices and Other Communications; Facsimile Copies.
No Waiver; Cumulative Remedies; Enforcement.
Expenses; Indemnity; and Damage Waiver.
Payments Set Aside.
Successors and Assigns.
Treatment of Certain Information; Confidentiality.
Set-off.
Interest Rate Limitation.
Counterparts; Integration; Effectiveness.
Survival of Representations and Warranties.
Severability.
Replacement of Lenders.
Governing Law; Jurisdiction; Etc.
Waiver of Right to Trial by Jury.
Electronic Execution of Assignments and Certain Other Documents.
USA PATRIOT Act.
No Advisory or Fiduciary Relationship.
Release of Collateral and Guarantee Obligations.
New Debt Obligations.

SCHEDULES

1.01(a) 1.01(b) 2.01 6.10 6.11 6.13 6.17 6.20(a) 6.20(b) 8.01 8.02 8.03 11.02
Competitors
Mandatory Cost Formulae
Commitments and Applicable Percentages
Insurance
Tax Sharing Agreements
Subsidiaries
IP Rights
Taxpayer and Organizational Identification Numbers
Changes in Legal Name, State of Formation and Structure
Liens Existing on the Closing Date
Investments Existing on the Closing Date
Indebtedness Existing on the Closing Date
Certain Addresses for Notices

EXHIBITS
A B C-1 C-2 C-3 D E-1 E-2 F G H I J K L
Form of Loan Notice
Form of Swing Line Loan Notice
Form of Domestic Revolving A Note
Form of Multi Currency Revolving B Note
Form of Designated Borrower Revolving Note
Form of Swing Line Note
Form of Term Note
Form of Incremental Term Note
Form of Compliance Certificate
Form of Joinder Agreement
Form of Assignment and Assumption
Form of Borrowing Base Certificate
Forms of U.S. Tax Compliance Certificates
Form of Incremental Term Loan Joinder Agreement
Form of Designated Borrower Joinder Agreement

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of December 19, 2012 among PORTFOLIO RECOVERY ASSOCIATES, INC., a Delaware corporation (“PRA”), a certain designated Subsidiary of the Borrower from time to time party hereto pursuant to Section 2.02(f)(iii) (the “Designated Borrower”, and, together with PRA, the “Borrowers”), the Guarantors (defined herein), the Lenders (defined herein) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Borrower has requested that the Lenders provide a senior credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein;

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Account Debtor” means any person or persons that are an obligor in any contractual arrangement for amounts due to PRA, any Guarantor or any co-signor in respect of such contractual arrangement.

“Accounts” means all accounts (as such term is defined in Article 9 of the UCC) owned by PRA or any Guarantor and all accounts in which PRA or any Guarantor has any rights (including, without limitation, rights to grant a security interest in accounts owned by other persons), both now existing and hereafter owned, acquired and arising; and, to the extent not included in the term accounts as so defined, all accounts receivable, health-care-insurance receivables, credit and charge card receivables, bills, acceptances, documents, choses in action, chattel paper (both tangible and electronic), promissory notes and other instruments, deposit accounts, license fees payable for use of software, commercial tort claims, letter of credit rights and letters of credit, rights to payment for money or funds advanced or sold other than through use of a credit card, lottery winnings, rights to payment with respect to investment property, general intangibles and other forms of obligations and rights to payment of any nature, now owing to PRA or any Guarantor and hereafter arising and owing to PRA or any Guarantor, together with (i) the proceeds of all of the accounts and other property and property rights described hereinabove, including all of the proceeds of PRA’s or any Guarantor’s rights with respect to any of its goods and services represented thereby, whether delivered or returned by customers, and all rights as an unpaid vendor and lienor, including rights of stoppage in transit and of recovering possession by any proceedings, including replevin and reclamation, and (ii) all customer lists, books and records, ledgers, account cards, and other records including those stored on computer or electronic media, whether now in existence or hereafter created, relating to any of the foregoing; including, without limitation, an account established for a bank credit card, retail credit card, consumer installment loan, defaulted auto loans or lines of credit in the name of an Account Debtor, as set forth and described in a Purchase Agreement, and all unpaid balances due from such Account Debtor, together with all available documents evidencing such Account Debtor’s agreement to make payment of such unpaid balances, including without limitation each available credit card application or agreement, and each available promissory note, receivable, obligation, chattel paper, payment agreement, contract, installment sale agreement or other obligation or promise to pay of an Account Debtor, all as described and referred to in a Purchase Agreement.

“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the property of another Person or at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise. For the avoidance of doubt, purchases of debt portfolios in the ordinary course of business shall not be considered Acquisitions.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account as the Administrative Agent may from time to time notify PRA and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Designated Borrower Revolving Commitments” means the Designated Borrower Revolving Commitments of all the Lenders.

“Aggregate Domestic Revolving A Commitments” means the Domestic Revolving A Commitments of all the Domestic Revolving A Lenders. The aggregate principal amount of the Aggregate Domestic Revolving A Commitments in effect on the Closing Date is THREE HUNDRED EIGHTY MILLION DOLLARS ($380,000,000).

“Aggregate Multi Currency Revolving B Commitments” means the Multi Currency Revolving B Commitments of all the Multi Currency Revolving B Lenders. The aggregate principal amount of the Aggregate Multi Currency Revolving B Commitments in effect on the Closing Date is TWENTY MILLION DOLLARS ($20,000,000).

“Agreement” means this Credit Agreement.

“Alternative Currency” means each of Euro, Sterling, Australian Dollars, Canadian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Amortization of Finance Receivables” means payments applied to principal as defined by GAAP guidance ASC 310-30.

“Applicable Percentage” means with respect to any Lender at any time, (a) with respect to such Lender’s Domestic Revolving A Commitment at any time, the percentage of the Aggregate Domestic Revolving A Commitments represented by such Lender’s Domestic Revolving A Commitment at such time, subject to adjustment as provided in Section 2.15; provided that if the commitment of each Lender to make Domestic Revolving A Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Domestic Revolving A Commitments have expired, then the Applicable Percentage of each Lender holding Domestic Revolving A Loans shall be the percentage of the outstanding principal amount of the Domestic Revolving A Loans held by such Lender at such time, (b) with respect to such Lender’s Multi Currency Revolving B Commitment at any time, the percentage of the Aggregate Multi Currency Revolving B Commitments represented by such Lender’s Multi Currency Revolving B Commitment at such time, subject to adjustment as provided in Section 2.15; provided that if the commitment of each Lender to make Multi Currency Revolving B Loans has been terminated pursuant to Section 9.02 or if the Aggregate Multi Currency Revolving B Commitments have expired, then the Applicable Percentage of each Lender holding Multi Currency Revolving B Loans shall be the percentage of the outstanding principal amount of the Multi Currency Revolving B Loans held by such Lender at such time, (c) with respect to such Lender’s portion of the outstanding Term Loan at any time, the percentage of the outstanding principal amount of the Term Loan held by such Lender at such time, (d) with respect to such Lender’s portion of the outstanding Incremental Term Loan at any time, the percentage of the outstanding principal amount of the Incremental Term Loan held by such Lender at such time and (e) with respect to such Lender’s Designated Borrower Revolving Commitment at any time, the percentage of the Aggregate Designated Borrower Revolving Commitments represented by such Lender’s Designated Borrower Revolving Commitment at such time, subject to adjustment as provided in Section 2.15; provided that if the commitment of each Lender to make Designated Borrower Revolving Loans has been terminated pursuant to Section 9.02 or if the Designated Borrower Revolving Commitments have expired, then the Applicable Percentage of each Lender holding Designated Borrower Revolving Loans shall be the percentage of the outstanding principal amount of the Designated Borrower Revolving Loans held by such Lender at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means (a) with respect to the Incremental Term Loan, the percentages per annum set forth in the Incremental Term Loan Lender Joinder Agreement, (b) with respect to the Designated Borrower Revolving Loans, the percentages per annum set forth in the Designated Borrower Joinder Agreement and (c) with respect to Domestic Revolving A Loans, Multi Currency Revolving B Loans and the Term Loan, a percentage per annum equal to (i) with respect to Eurodollar Rate Loans and Letter of Credit Fees, 2.50%, (ii) with respect to Base Rate Loans, 1.50% and (iii) with respect to the Unused Fee, 0.375%.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Pool” means all Receivables and other Assets, as the context may require, which Receivables shall all have been purchased from sellers of finance receivables, together with (i) each and every Asset obtained in replacement or satisfaction of or substitution for, any such Receivable so purchased, (ii) each and every item of property obtained by PRA or a Guarantor as a result of its collection activities with respect to any such purchased Receivable, (iii) each and every item of collateral or security, including all security interests, liens, guarantees and other interests securing payment of any purchased Receivable, and all other rights and interests of PRA or a Guarantor with respect to each purchased Receivable, (iv) each judgment rendered in respect to a Receivable, together with all lien rights related thereto, (v) Asset Pool Proceeds derived from or paid or payable with respect thereto, together with any and all earnings thereon, and (vi) each and every other right, claim and interest associated therewith; With respect to an Asset Pool: (a) the term “Receivable” shall mean a purchased account established for a bank credit card, retail credit card, consumer installment loan, auto loan, line of credit, commercial loan or any other loan, any right to payment associated with life settlements, any indebtedness related to the provision of goods or services or any claim, right to payment or recovery or indebtedness or similar item evidencing past or future payment obligations of any type which can be evaluated and valued by PRA’s (or any Subsidiary’s) models, in each case purchased by PRA or a Guarantor and any reasonable extension or expansion thereof, as set forth and described in a Purchase Agreement, and all unpaid balances due with respect to such Receivable, together with (to the extent available) all documents evidencing such agreement to make payment of such unpaid balances, including, without limitation, each credit card application or agreement, and each promissory note, receivable, obligation, chattel paper, payment agreement, contract, installment sale agreement or other obligation or promise to pay, all as described and referred to in a Purchase Agreement; and (b) the term “Asset” shall mean each purchased Receivable and any property or other right obtained by PRA in connection with collection of any such purchased Receivable or in substitution therefor, all of which constitutes part of the Asset Pool into which such purchased Receivable was initially delivered. For the avoidance of doubt, loan participations shall constitute Asset Pools for purposes of this Agreement.

“Asset Pool Proceeds” means, with respect to an Asset Pool, any and all payments, revenues, income, receipts, collections, recoveries and other proceeds or assets received with respect to such Asset Pool, including, without limitation, (i) payments of principal, interest, fees, late charges, insufficient funds charges, guaranty payments and any interest thereon, credit insurance costs, guaranty fees and other amounts recovered on account of any Asset in such Asset Pool, and (ii) settlements, compromises, liquidations, foreclosure proceeds, dispositions, sales, transfers or other proceeds, whether cash or otherwise, received as a result of or in any way in connection with collection activities related to any Asset or in connection with the sale of any Asset constituting a part of such Asset Pool.

“Asset Pool Seller” means, with respect to an Asset Pool, the party which has agreed to sell a specified Asset Pool to PRA or any Guarantor pursuant to the terms of a Purchase Agreement.

“Asset Pool Report” means a report that sets forth each Asset Pool purchased by PRA and identifies the Eligible Asset Pools, which report shall be in a substantially similar form as previously provided by PRA to the Administrative Agent or is otherwise reasonably acceptable to the Administrative Agent.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit H or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.

“Audited Financial Statements” means the audited consolidated balance sheet of PRA and its Subsidiaries for the fiscal year ended December 31, 2011, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year of PRA and its Subsidiaries, including the notes thereto, audited by independent public accountants of recognized national standing and prepared in conformity with GAAP.

“Australian Dollars” means the lawful currency of Australia.

“Availability Period” means, (a) with respect to the Domestic Revolving A Commitments, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Domestic Revolving A Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02, (b) with respect to the Multi Currency Revolving B Commitments, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Multi Currency Revolving B Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Loans pursuant to Section 9.02 and (c) with respect to the Designated Borrower Revolving Commitments, the period from and including the date on which such Designated Borrower Revolving Commitments are implemented pursuant to Section 2.02(f) to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Designated Borrower Revolving Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Loans pursuant to Section 9.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means each of the following: (a) a borrowing of Swing Line Loans pursuant to Section 2.04 and (b) a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit I.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located; provided, however, that:

(a) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurodollar Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurodollar Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurodollar Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Businesses” means, at any time, a collective reference to the businesses operated by PRA and its Subsidiaries at such time.

“Canadian Dollars” means the lawful currency of Canada.

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person; provided, that the adoption or issuance of any accounting standards after the Closing Date will not cause any lease that was not or would not have been a Capital Lease prior to such adoption or issuance to be deemed a Capital Lease. For the avoidance of doubt, “Capital Leases” shall not include operating leases or any agreements requiring the payment of rent or other similar payments.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the L/C Issuer shall agree in its reasonable discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by financial institutions having capital of at least $500,000,000 and the portfolios of which have at least 95% of their assets invested in Investments of the character described in the foregoing subdivisions (a) through (d).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% of the Equity Interests of PRA entitled to vote for members of the board of directors or equivalent governing body of PRA on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of PRA cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c) if any Designated Borrower Revolving Commitments remain in effect and/or any Designated Borrower Revolving Loans are outstanding, the Designated Borrower shall cease to be a Wholly Owned Subsidiary (either directly or indirectly) of PRA.

“Closing Date” means the date hereof.

“Collateral” means a collective reference to all real and personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of the holders of the Obligations, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means a collective reference to the Security Agreement, the Pledge Agreement and other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14, and/or Section 2.02(f), as applicable.

“Commitment” means, as to each Lender, the Domestic Revolving A Commitment of such Lender, the Multi Currency Revolving B Commitment of such Lender, the Designated Borrower Revolving Commitment of such Lender, the Term Loan Commitment of such Lender and/or the Incremental Term Loan Commitment of such Lender.

“Competitor” means any Person identified on Schedule 1.01, which Schedule may be updated by PRA from time to time pursuant to written notice to the Administrative Agent, provided, that no Default or Event of Default has occurred or is continuing at the time of such update.

“Compliance Certificate” means a certificate substantially in the form of Exhibit F.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Capital Expenditures” means, for any period, for PRA and its Subsidiaries on a consolidated basis, all capital expenditures, as determined in accordance with GAAP; provided, however, that Consolidated Capital Expenditures shall not include (a) expenditures made with proceeds of any Involuntary Disposition to the extent such expenditures are used to purchase property that is the same as or similar to the property subject to such Involuntary Disposition, (b) Permitted Acquisitions or (c) purchases of debt portfolios.

“Consolidated EBITDA” means, for any period, for PRA and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following, without duplication, to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Charges for such period, (b) the provision for federal, state, local and foreign income taxes payable by PRA and its Subsidiaries for such period, (c) depreciation and amortization expense (including Amortization of Finance Receivables), (d) fees, costs and expenses incurred in respect of this Agreement or in connection with any disposition, incurrence of Consolidated Funded Indebtedness, Acquisition, Investment or offering of Equity Interests, in each case as permitted under the Loan Documents, (e) all other non-cash charges for such period, to the extent such charges do not represent a cash charge in such period or any future period and (f) any costs and expenses incurred by PRA in connection with any disputes relating to the cost recovery method of accounting, all as determined in accordance with GAAP.

“Consolidated Funded Indebtedness” means Funded Indebtedness of PRA and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Consolidated Interest Charges” means, for any period, for PRA and its Subsidiaries on a consolidated basis, an amount equal to the sum of (i) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus (ii) the portion of rent expense with respect to such period under Capital Leases that is treated as interest in accordance with GAAP plus (iii) the implied interest component of Synthetic Leases with respect to such period plus (iv) losses on hedging obligations or other derivative instruments (including Swap Contracts) entered into for the purposes of hedging interest rate risk.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Consolidated Net Income” means, for any period, for PRA and its Subsidiaries on a consolidated basis, the net income of PRA and its Subsidiaries (excluding (i) extraordinary gains or losses and (ii) the effects of discontinued operations) for that period, as determined in accordance with GAAP.

“Consolidated Tangible Net Worth” means at any date (i) the consolidated stockholders’ equity of PRA as of such date minus (ii) to the extent reflected in determining such consolidated stockholders’ equity at such date, the amount of consolidated Intangible Assets of PRA and its Subsidiaries plus (iii) to the extent reflected in determining such consolidated stockholders’ equity at such date, the amount of the full adjustment recorded to consolidated stockholders’ equity of PRA on account of noncontrolling interests.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debt Issuance” means the issuance by any Loan Party or any Subsidiary of any Indebtedness other than Indebtedness permitted under Section 8.03.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and PRA in writing that such failure is the result of such Lender’s good-faith and reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified PRA, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such Lender’s determination not to fund is reasonable and made in good faith, such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and such writing states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or PRA, to confirm in writing to the Administrative Agent and PRA that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and PRA), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefore by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to PRA, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Borrower” means the Subsidiary of PRA that joins as a Borrower pursuant to Section 2.02(f)(iii).

“Designated Borrower Joinder Agreement” has the meaning specified in Section 2.02(f)(iii).

“Designated Borrower Revolving Note” has the meaning specified in Section 2.11(a).

“Designated Borrower Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Designated Borrower arising under any Loan Document or otherwise with respect to any Designated Borrower Revolving Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Designated Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Swap Contract between the Designated Borrower and any Swap Bank that is permitted to be incurred pursuant to Section 8.03(d) and (b) all obligations under any Treasury Management Agreement between the Designated Borrower and any Treasury Management Bank.

“Designated Borrower Revolving Commitments” has the meaning specified in Section 2.02(f)(iii).

“Designated Borrower Revolving Lenders” has the meaning specified in Section 2.02(f)(iii).

“Designated Borrower Revolving Loans” has the meaning specified in Section 2.02(f)(iii).

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Loan Party or any Subsidiary (including the Equity Interests of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (a) the sale, lease, license, transfer or other disposition of inventory, accounts or assets in the ordinary course of business and in the ordinary course of business portfolio management which may include sales from portfolios acquired in the ordinary course of business under joint bids where PRA is the lead purchaser; (b) the sale, lease, license, transfer or other disposition in the ordinary course of business of surplus, obsolete or worn out property no longer used or useful in the conduct of business of any Loan Party and its Subsidiaries; (c) any sale, lease, license, transfer or other disposition of property to any Loan Party or any Subsidiary; provided, that (i) if the transferor of such property is PRA or another Guarantor, the transferee thereof must be a Loan Party (other than the Designated Borrower), (ii) if the transferor of such property is the Designated Borrower, the transferee thereof must be a Loan Party and (iii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 8.02, (d) any Involuntary Disposition, (e) any lease, license or sublicense of property to third parties in the ordinary course of business, (f) the sale of NFR Assets, (g) the use of cash and Cash Equivalents, (h) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar or replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such similar or replacement property, (i) the sale or discount, in each case without recourse and in the ordinary course of business, of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with the Borrower’s or such Subsidiary’s commercially reasonable judgment; (j) the abandonment, termination or other disposition of IP Rights or leasehold interests in property in the ordinary course of business; and (k) dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Borrowing Base” means an amount equal to the sum of (a) 30% of Estimated Remaining Collections of all Eligible Asset Pools plus (b) 75% of Eligible Accounts, in each case as determined by the Administrative Agent by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 7.02(b). The Administrative Agent and/or Lenders agree that any amendment entered into solely to alter the rate of Estimated Remaining Collections shall not require an amendment fee to be payable by any Loan Party.

“Domestic Revolving A Borrowing” means a Borrowing comprised of Domestic Revolving A Loans.

“Domestic Revolving A Commitment” means, as to each Domestic Revolving A Lender, its obligation to (a) make Domestic Revolving A Loans to PRA pursuant to Section 2.01, (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving A Lender’s name on Schedule 2.01, in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any agreement pursuant to Section 2.02(f) hereof to which such Lender is a party, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Domestic Revolving A Exposure” means the aggregate Outstanding Amount of the Domestic Revolving A Loans of any Domestic Revolving A Lender, plus such Domestic Revolving A Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations plus such Domestic Revolving A Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans.

“Domestic Revolving A Lender” means each Lender with a Domestic Revolving A Commitment.

“Domestic Revolving A Loan” has the meaning specified in Section 2.01(a).

“Domestic Revolving A Note” has the meaning specified in Section 2.11(a).

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“Earn Out Obligations” means, with respect to an Acquisition, all obligations of PRA or any Subsidiary to make earn out or other similar contingency payments (including purchase price adjustments, (other than working capital purchase price adjustments), non-competition and consulting agreements) pursuant to the documentation relating to such Acquisition. The amount of any Earn Out Obligations at the time of determination shall be the aggregate amount, if any, of such Earn Out Obligations that are required at such time to be recognized as a liability on the consolidated balance sheet of PRA.

“Eligible Accounts” means Accounts created by PRA or any Guarantor that in each case satisfy the criteria set forth below as reasonably determined in accordance with Administrative Agent’s customary practices. In general, Accounts shall be Eligible Accounts if:

(a) such Accounts arise from the actual and bona fide sale and delivery of goods by PRA or such Guarantor or rendition of services by PRA or such Guarantor in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

(b) such Accounts are not unpaid more than (i) ninety (90) days after the date of the original invoice therefor or (ii) more than sixty (60) days after the date of the original due date therefor; provided, that Administrative Agent may in its discretion deem Accounts for which PRA or such Guarantor has granted extended trade terms to be Eligible Accounts;

(c) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

(d) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America;

(e) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon PRA’s or such Guarantor’s satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Administrative Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Administrative Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

(f) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and is not owed or does not claim to be owed any amounts that may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by PRA or such Guarantor to such account debtor or claimed owed by such account debtor shall be deemed Eligible Accounts);

(g) there are no facts, events or occurrences which would materially impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

(h) such Accounts are subject to the first priority, valid and perfected security interest of Administrative Agent;

(i) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of PRA or any Guarantor;

(j) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any department, agency or instrumentality thereof, upon Administrative Agent’s request, the Federal Assignment of Claims Act of 1940, as amended, has been complied with in a manner satisfactory to the Administrative Agent;

(k) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor’s financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

(l) such Accounts are not owed by an account debtor who has Accounts unpaid more than the periods permitted in clause (b) of this definition which constitute more than fifty percent (50%) percent of the total Accounts of such account debtor; and

(m) such Accounts are owed by account debtors deemed creditworthy at all times by Administrative Agent in good faith in its commercially reasonable discretion.

The criteria for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by the Super-Majority Lenders in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Administrative Agent or any Lender has no written notice thereof from PRA prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of the Super-Majority Lenders. Any Accounts that are not Eligible Accounts shall nevertheless be part of the Collateral. For the avoidance of doubt, Eligible Accounts shall not include any Accounts or Receivables included in the determination of Estimated Remaining Collections.

“Eligible Asset Pools” means those existing Asset Pools accepted by the Lenders on the Closing Date and newly acquired Asset Pools of PRA and Portfolio Recovery Associates acquired from Asset Pool Sellers not affiliated with PRA or any Guarantor, that in each case, meet all of the following requirements:

(a) the Receivables in such Asset Pool, taken as a whole, comply in all material respects with all applicable laws and regulations, including, but not limited to, truth in lending and credit disclosure laws and regulations;

(b) all amounts and information appearing on the applicable Asset Pool Report furnished to the Administrative Agent and the Lenders in connection therewith are true and correct in all material respects;

(c) PRA or Portfolio Recovery Associates has good and marketable title and has the right to pledge, assign and deliver the Assets of such Asset Pool, free from all liens, claims, encumbrances or security interests whatsoever; provided that such Assets may be subject to recall or putback rights;

(d) no more than one percent (1%) of the number of Receivables in such Asset Pool constitute Receivables with respect to which the Account Debtor thereon or any guarantor thereof is employed by or related to PRA or any Guarantor or is PRA or any Guarantor;

(e) to the best knowledge of PRA and any Guarantor no condition exists that materially and adversely affects the Level Yield of the Asset Pool; and

(f) since the acquisition of the Asset Pool by PRA or Portfolio Recovery Associates, no sale of any Receivable within the Asset Pool has occurred except arms length sales to non-affiliated third parties.

“Eligible Assets” means property that is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extension or expansions thereof).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of PRA, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with PRA within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of PRA or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by PRA or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent with the PBGC to terminate a Pension Plan or, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, as applicable; (e) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA, as applicable; or (h) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon PRA or any ERISA Affiliate.

“Estimated Remaining Collections” means the aggregate gross remaining cash collections which PRA or Portfolio Recovery Associates anticipate to receive from an Asset Pool or as referred to by PRA or Portfolio Recovery Associates, as the Level Yield. Such remaining amounts shall be calculated by PRA or Portfolio Recovery Associates (as the case may be) in accordance with GAAP and in a manner consistent with past practice and with the methodology employed in the reporting of Estimated Remaining Collections in PRA’s public filings; provided, however, the manner and method of computing Estimated Remaining Collections and all assumptions made in connection therewith shall be explained by PRA to the Administrative Agent in reasonable detail upon the Administrative Agent’s request (in addition, at the request of the Administrative Agent, at the time of such explanation to the Administrative Agent or on one additional occasion, PRA will explain the manner and method of computing Estimated Remaining Collections and all assumptions made in connection therewith to the Lenders present for such explanation). Any material deviation from the current method and assumptions used in computing Estimated Remaining Collections must be acceptable to the Super-Majority Lenders in their sole and absolute discretion.

“Euro” and “EUR” means the lawful currency of the Participating Member States introduced in accordance with the EMU legislation.

“Eurodollar Base Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR Rate available (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and, for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m. London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan being made or maintained with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.

“Eurodollar Rate” means (a) for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Base Rate for such Eurodollar Rate Loan for such Interest Period by (ii) one minus the Eurodollar Reserve Percentage for such Eurodollar Rate Loan for such Interest Period and (b) for any day with respect to any Base Rate Loan bearing interest at a rate based on the Eurodollar Rate, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Base Rate for such Base Rate Loan for such day by (ii) one minus the Eurodollar Reserve Percentage for such Base Rate Loan for such day.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”. Eurodollar Rate Loans may be denominated in Dollars or in an Alternative Currency. All Revolving Loans denominated in an Alternative Currency must be Eurodollar Rate Loans.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan and for each outstanding Base Rate Loan the interest on which is determined by reference to the Eurodollar Rate, in each case, shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 9.01.

“Excluded Domestic Subsidiary” means any Domestic Subsidiary of PRA that is treated as disregarded as separate from its owner for U.S. federal income tax purposes, substantially all of the assets of which consist (directly or indirectly through one or more Excluded Domestic Subsidiaries) of equity securities of one or more “controlled foreign corporations” as defined in Section 957 of the Internal Revenue Code.

“Excluded Property” means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Closing Date as contemplated by Section 7.12, (a) any owned or leased real property, unless requested by the Administrative Agent or the Required Lenders, (b) any personal property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the UCC or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, unless requested by the Administrative Agent or the Required Lenders, (c) the Equity Interests of (i) any Foreign Subsidiary not directly owned by any such Loan Party and (ii) any Excluded Domestic Subsidiary or direct Foreign Subsidiary of a Loan Party to the extent not required to be pledged to secure the Obligations pursuant to Section 7.14(a), (d) any property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property, (e) any lease, license, contract, property right or agreement to which any Loan Party is a party or any of its rights or interests thereunder if and only for so long as the grant of a Lien in any such lease, license, contract, property right or agreement will (i) violate any law, rule or regulation applicable to such Loan Party, (ii) result in or will constitute a breach, termination, or default under any such lease, license, contract, property right or agreement, (iii) result in or will constitute the abandonment, invalidation or enforceability of any right, title or interest of such Loan Party in any such lease, license, contract, property right or agreement, or (iv) requires any consent not obtained by such Loan Party under any such lease, license, contract, property right or agreement, (f) deposit accounts established solely for the purpose of funding payroll, payroll taxes, withholding tax, employee wage and benefit payments and other tax and employee fiduciary accounts, (g) trust accounts maintained solely on behalf of a Loan Party’s customers in the ordinary course of business; (h) any “intent to use” trademark applications for which a statement of use has not been filed, but only until such statement is filed with, and accepted by, the United States Patent and Trademark Office, but only to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such “intent to use” trademark applications; and (i) any assets for which the Administrative Agent determines that the costs of obtaining a security interest is excessive in relation to the value of the security to be afforded thereby or obtaining such security interest is not commercially practicable.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by PRA under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of December 20, 2010, by and among Portfolio Recovery Associates, Inc., the guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuing bank.

“Extraordinary Receipt” means the following cash received by or paid to PRA or any Guarantor: (a) proceeds of insurance of PRA or any Guarantor (excluding any key man life insurance and excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), (b) proceeds from any condemnation or other taking for public use of, any Property of PRA or any Guarantor, (c) proceeds of judgments or proceeds of settlements in connection with any cause of action, (d) indemnity payments received outside the ordinary course of business in connection with any purchase agreement (other than a purchase agreement relating to the purchase of a debt portfolio), and (e) any purchase price adjustment (other than a working capital adjustment) received in connection with any purchase agreement (other than a purchase agreement relating to the purchase of a debt portfolio); provided, however, that Extraordinary Receipts shall not include (A) any such payments received by PRA or any Guarantor in connection with an Acquisition permitted hereunder if the purchase price for such Acquisition was funded with equity of PRA or any Guarantor, and (B) any payments to the extent such payments are (1) immediately payable to a Person that is not an Affiliate of PRA, or (2) received by PRA or Guarantor as reimbursement for any payment previously made to a Person that is not an Affiliate of PRA.

“Facilities” means, at any time, a collective reference to the facilities and real properties owned, leased or operated by any Loan Party or any Subsidiary.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated October 19, 2012 among PRA, Bank of America and MLPF&S.

“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) the outstanding principal amount of all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all purchase money Indebtedness;

(c) the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by PRA or any Subsidiary (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(d) all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(e) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 90 days after the date on which such trade account payable is due unless it is being disputed in good faith) (for the avoidance of doubt, such deferred purchase price of property or services shall not include accrued bonuses or other compensation;

(f) the Attributable Indebtedness of Capital Leases, Securitization Transactions and Synthetic Leases;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment on or prior to the 90th day following the Maturity Date in respect of any Equity Interests in such Person or any other Person (other than customary put rights or redemption obligations arising as a result of a change of control), valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h) all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that the amount of Funded Indebtedness with respect to such Person who has given such Lien under this clause (h) shall be deemed to be the lesser of the amount of such Indebtedness that is so secured and the fair market value of such property;

(i) all Guarantees with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person; and

(j) all Funded Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that Funded Indebtedness is expressly made non-recourse (or such Person is not otherwise liable for such Funded Indebtedness) to such Person.

For purposes hereof, the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder. For the avoidance of doubt, “Funded Indebtedness” shall not include any deferred Tax liabilities or Swap Contracts.

“GAAP” means generally accepted accounting principles in the United States, consistently applied and as in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or other ordinary course indemnities or indemnities entered into in connection with dispositions, or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee referred to (x) in clause (a) shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made (or, if such Guarantee is limited by its terms to a lesser amount, such lesser amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith and (y) in clause (b) shall be the lesser of the amount referred to in clause (a) and the value of the property subject to such Lien. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means each Domestic Subsidiary of PRA that is a Wholly Owned Subsidiary identified as a “Guarantor” on the signature pages hereto, PRA, in its capacity as a guarantor of the Designated Borrower Obligations, and each other Person that joins as a Guarantor pursuant to Section 7.12, together with their successors and permitted assigns; provided that, “Subsidiary Guarantor” shall not include any Excluded Domestic Subsidiaries.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning set forth in Section 2.03(c).

“Income from Operations” means, “income from operations” as it appears on PRA’s financial statements as filed with the SEC, excluding any one-time, non-recurring charges or unusual charges that are presented in accordance with GAAP in the operating income calculation appearing on PRA’s financial statements as filed with the SEC.

“Incremental Term Loan” shall have the meaning provided in Section 2.01(e).

“Incremental Term Loan Commitment” means, as to each Incremental Term Loan Lender, the commitment of such Incremental Term Loan Lender to make the Incremental Term Loan hereunder pursuant to the Incremental Term Loan Lender Joinder Agreement; provided that, at any time after the funding of the Incremental Term Loan, determination of “Required Lenders” shall include the Outstanding Amount of the Incremental Term Loan.

“Incremental Term Loan Lender” means each of the Persons identified as an “Incremental Term Loan Lender” in the Incremental Term Loan Lender Joinder Agreement, together with their respective successors and assigns.

“Incremental Term Loan Lender Joinder Agreement” means a joinder agreement, substantially in the form of Exhibit K, executed and delivered in accordance with the provisions of Section 2.02(f).

“Incremental Term Loan Maturity Date” shall be as set forth in the Incremental Term Loan Lender Joinder Agreement.

“Incremental Term Note” has the meaning specified in Section 2.11(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all Funded Indebtedness;

(b) the Swap Termination Value of any Swap Contract;

(c) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and

(d) all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which PRA or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to PRA or such Subsidiary or PRA or such Subsidiary is not otherwise liable for such Indebtedness.

For purposes of this definition, the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness. For the avoidance of doubt, Indebtedness shall not include deferred or prepaid revenue.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Intangible Assets” means the amount of all unamortized debt discount and expense, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other assets treated as intangible assets under GAAP (but not in any event including deferred taxes).

“Interest Payment Date” means (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months (or nine or twelve months if agreed to by all Lenders) thereafter, as selected by the applicable Borrower in its Loan Notice provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period with respect to any Revolving Loan or Term Loan shall extend beyond the Maturity Date; and

(d) no Interest period with respect to the Incremental Term Loan shall extend beyond the Incremental Term Loan Maturity Date.

“Interim Financial Statements” means the unaudited consolidated balance sheet of PRA and its Subsidiaries for the fiscal quarter ended September 30, 2012, and the related consolidated statements of comprehensive income, stockholders’ equity and cash flows for such fiscal quarter of PRA and its Subsidiaries, including the notes thereto and prepared in conformity with GAAP.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Internal Revenue Service” or “IRS” means the United States Internal Revenue Service.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any of its Subsidiaries.

“IP Rights” has the meaning specified in Section 6.17.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and PRA (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit G executed and delivered by a Domestic Subsidiary that is a Wholly Owned Subsidiary in accordance with the provisions of Section 7.12.

“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any such Governmental Authority.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Domestic Revolving A Loans.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto and their successors and assigns, each Person that executes a lender joinder agreement or commitment agreement in accordance with Section 2.02(f), each Designated Borrower Revolving Lender and each Incremental Term Loan Lender and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify PRA and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is thirty days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Aggregate Domestic Revolving A Commitments and (b) $20,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Domestic Revolving A Commitments.

“Level Yield” means the term used by PRA which refers to the accounting guidance of ASC 310-30 and the process of implementing the guidance of ASC 310-30.

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) except for licenses of IP Rights owned by PRA or any Subsidiary which are granted in the ordinary course of business.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Domestic Revolving A Loan, Multi Currency Revolving B Loan, Designated Borrower Revolving Loan, Swing Line Loan, Term Loan or Incremental Term Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, each Joinder Agreement, each Incremental Term Loan Joinder Agreement, the Designated Borrower Joinder Agreement, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14 of this Agreement, the Collateral Documents and the Fee Letter.

“Loan Notice” means a notice of (a) a Borrowing of Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, the Borrowers and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01(a).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of PRA and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its material obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Maturity Date” means December 19, 2017.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 102% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time and (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of (x) Section 2.14(a)(i), an amount equal to 102% of the applicable L/C Borrowing or (y) Section 2.14(a)(ii) or (a)(iii), an amount equal to 102% of the Outstanding Amount of all L/C Obligations.

“MLPF&S” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as joint lead arranger and joint book manager.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multi Currency Revolving B Borrowing” means a Borrowing comprised of Multi Currency Revolving B Loans.

“Multi Currency Revolving B Commitment” means, as to each Multi Currency Revolving B Lender, its obligation to make Multi Currency Revolving B Loans to PRA pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Multi Currency Revolving B Lender’s name on Schedule 2.01, in the Assignment and Assumption pursuant to which such Multi Currency Revolving B Lender becomes a party hereto or in any agreement pursuant to Section 2.02(f) hereof to which such Multi Currency Revolving B Lender is a party, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Multi Currency Revolving B Exposure” means the aggregate Outstanding Amount of the Multi Currency Revolving B Loans of any Multi Currency Revolving B Lender.

“Multi Currency Revolving B Lender” means each Lender with a Multi Currency Revolving B Commitment.

“Multi Currency Revolving B Loan” has the meaning specified in Section 2.01(b).

“Multi Currency Revolving B Note” has the meaning specified in Section 2.11(a).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which PRA or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (which include PRA or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party in respect of any Disposition, Debt Issuance or Extraordinary Receipt, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions or brokerage fees or commissions), (b) taxes paid or payable as a result thereof, (c) in the case of any Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien on the related property, (d) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of any asset, (B) for any liabilities, to the extent such reserve is required by GAAP, and (C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of (voluntarily or involuntarily) at the time of, or within 30 days after, the date of such sale or other disposition, and (e) any escrow for any contractual indemnification obligation; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Disposition, Debt Issuance or Extraordinary Receipt; provided, however, that such net cash proceeds shall not include any such funds received by any Person in respect of any third party claim against such Person and applied to pay (or reimburse such Person for its prior payment of) such claim plus related costs and expenses.

“NFR Assets” means the assets that are accounted for on the balance sheet of PRA filed with the SEC as “finance receivables”.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” or “Notes” means the Domestic Revolving A Notes, the Multi Currency Revolving B Notes, the Designated Borrower Revolving Notes, the Swing Line Note, the Term Notes and/or the Incremental Term Notes, individually or collectively, as appropriate.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Swap Contract between any Loan Party and any Swap Bank that is permitted to be incurred pursuant to Section 8.03(d) and (b) all obligations under any Treasury Management Agreement between any Loan Party and any Treasury Management Bank.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to any Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by a Borrower of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be (in each case, with respect to Obligations owing to such Person), in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Internal Revenue Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan but excluding a Multiemployer Plan) that is maintained or is contributed to by PRA and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to minimum funding standards under Section 412 of the Internal Revenue Code.

“Permitted Acquisitions” means Investments consisting of an Acquisition by any Loan Party (other than the Designated Borrower), provided that (i) no Default shall have occurred and be continuing or would result from such Acquisition, (ii) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in any lines of business of PRA or its Subsidiaries permitted under Section 8.07 (or any reasonable extensions or expansions thereof or any business ancillary thereto), (iii) the Administrative Agent shall have received all items in respect of the Equity Interests or property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.14, (iv) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (v) PRA shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, (a) the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter for which PRA was required to deliver financial statements pursuant to Section 7.01(a) or (b), (vi) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (vii) if such transaction involves the purchase of an interest in a partnership between PRA (or a Subsidiary) as a general partner and entities unaffiliated with PRA or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by PRA newly formed for the sole purpose of effecting such transaction and (viii) the aggregate consideration (including cash and non-cash consideration, any assumption of Indebtedness, deferred purchase price and any Earn-Out Obligations) paid by the Loan Parties for all such Acquisitions shall not exceed $250,000,000 in any fiscal year; provided, further, that no more than $150,000,000 of the aggregate consideration paid by the Loan Parties for all such Acquisitions in any fiscal year shall be attributable to non-NFR Assets (for the avoidance of doubt, if all or any portion of any deferred payment obligations or Earn Out Obligations shall not be paid or shall not become payable in accordance with the underlying acquisition documents for such Permitted Acquisition, such amounts shall not be included in the calculation of the aforementioned limits for the fiscal year such Permitted Acquisition was consummated).

“Permitted Investments” means, at any time, Investments by any Loan Party or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.02.

“Permitted Liens” means, at any time, Liens in respect of property of any Loan Party or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.

“Permitted Subordinated Debt” means, any Indebtedness that has been subordinated to the Obligations on terms and conditions, and pursuant to documents, reasonably satisfactory to Administrative Agent and Required Lenders; provided that in connection with any incurrence of Permitted Subordinated Debt: (a) upon the incurrence of such Permitted Subordinated Debt, a Responsible Officer of PRA shall deliver a certificate to Administrative Agent and Lenders detailing that, after giving effect to such incurrence, PRA shall be in pro forma compliance with all financial covenants set forth in Section 8.11; (b) the Permitted Subordinated Debt shall not contain (i) any covenants (or defaults having the same effect as a covenant) that are more restrictive than those covenants or defaults set forth herein or (ii) any cross-default provisions to the Loan Documents; (c) the other terms of such Permitted Subordinated Debt taken as a whole shall not be more restrictive than those set forth herein; (d) the lender extending such Permitted Subordinated Debt is not an Affiliate of PRA; (e) the terms of such Permitted Subordinated Debt shall not require any principal payments, redemption, amortization, prepayments, repurchases or defeasance prior to ninety-one (91) days after the Maturity Date; and (f) any liens securing such Permitted Subordinated Debt shall be subordinated to the Liens granted in favor of the Administrative Agent in a manner reasonably satisfactory to the Required Lenders.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of PRA or any ERISA Affiliate or any such Plan to which PRA or any ERISA Affiliate is required to contribute on behalf of any of its employees, but in all cases, excluding a Multiemployer Plan.

“Platform” has the meaning specified in Section 7.02.

“Pledge Agreement” means the pledge agreement dated as of the Closing Date executed in favor of the Administrative Agent, for the benefit of the holders of the Obligations, by each of the Loan Parties, as amended or modified from time to time in accordance with the terms hereof.

“Portfolio Recovery Associates” means Portfolio Recovery Associates, L.L.C., a Delaware limited liability company.

“Prior Credit Agreement” means that certain Credit Agreement dated as of December 20, 2010 among PRA, the lenders party thereto and Bank of America, N.A., as agent, as amended or modified from time to time.

“Pro Forma Basis” means, for purposes of calculating the financial covenants set forth in Section 8.11 (including for purposes of determining the Applicable Rate), that any Disposition, Involuntary Disposition, Acquisition, acquisition of any debt portfolio or Restricted Payment shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which PRA was required to deliver financial statements pursuant to Section 7.01(a) or (b). In connection with the foregoing, (a) with respect to any Disposition or Involuntary Disposition, income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (b) with respect to any Acquisition, (i) income statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for PRA and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by PRA or any Subsidiary (including the Person or property acquired) in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of PRA containing reasonably detailed calculations of the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter end for which PRA was required to deliver financial statements pursuant to Section 7.01(a) or (b) after giving effect to the applicable transaction on a Pro Forma Basis.

“Public Lender” has the meaning specified in Section 7.02.

“Purchase Agreement” means the agreement between PRA or any Guarantor and any Asset Pool Seller for the purchase of an Asset Pool.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Designated Borrower Revolving Lenders” means, as of any date of determination, Designated Borrower Revolving Lenders having more than 50% of the Aggregate Designated Borrower Revolving Commitments, or if the Designated Borrower Revolving Commitment of each Designated Borrower Revolving Lender has been terminated, Designated Borrower Revolving Lenders holding in the aggregate more than 50% of the outstanding Designated Borrower Revolving Loans. The Commitments of any Defaulting Lender that is a Designated Borrower Revolving Lender shall be disregarded in determining Required Designated Borrower Revolving Lenders at any time.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and, solely for purposes of the delivery of certificates pursuant to Sections 5.01 or 7.12(b), the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Loan Party or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to PRA’s stockholders, partners or members (or the equivalent Person thereof), or any setting apart of funds or property for any of the foregoing, provided, for clarity, neither the conversion of convertible debt into capital stock, nor the purchase, redemption, retirement, acquisition, cancellation or termination of convertible debt made with Equity Interests shall be a Restricted Payment.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurodollar Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurodollar Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

“Revolving Loan” means a Domestic Revolving A Loan, a Multi Currency Revolving B Loan or a Designated Borrower Revolving Loan, as the case may be.

“Revolving Note” has the meaning specified in Section 2.11(a).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanctions” means any international economic sanction administered or enforced by the United States government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Security Agreement” means the security agreement dated as of the Closing Date executed in favor of the Administrative Agent, for the benefit of the holders of the Obligations, by each of the Loan Parties, as amended or modified from time to time in accordance with the terms hereof.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of PRA.

“Subsidiary Guarantors” means each Domestic Subsidiary of PRA that is a Wholly Owned Subsidiary identified as a “Guarantor” on the signature pages hereto, and each other Person that joins as a Subsidiary Guarantor pursuant to Section 7.12, together with their successors and permitted assigns; provided that, “Subsidiary Guarantor” shall not include any Excluded Domestic Subsidiaries.

“Super-Majority Lenders” means Lenders having Total Credit Exposures representing more than 66 2/3% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Super-Majority Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Swap Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Swap Contract with any Loan Party and (b) any Lender on the Closing Date or Affiliate of such Lender that is party to a Swap Contract with any Loan Party in existence on the Closing Date, in each case to the extent permitted by Section 8.03(d).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender), in each case, only to the extent representing an obligation of the obligor thereunder.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Note” has the meaning specified in Section 2.11(a).

“Swing Line Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the Aggregate Domestic Revolving A Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Domestic Revolving A Commitments.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP. For the avoidance of doubt, “Synthetic Leases” shall not include operating leases.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” has the meaning specified in Section 2.01(c).

“Term Loan Commitment” means, as to each Lender, its obligation to make its portion of the Term Loan to PRA pursuant to Section 2.01(b), in the principal amount set forth opposite such Lender’s name on Schedule 2.01. The aggregate principal amount of the Term Loan Commitments of all of the Lenders as in effect on the Closing Date is TWO HUNDRED MILLION DOLLARS ($200,000,000).

“Term Note” has the meaning specified in Section 2.11(a).

“Threshold Amount” means $10,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Domestic Revolving A Credit Exposure, Multi Currency Revolving B Credit Exposure, Outstanding Amount of all Designated Borrower Revolving Loans, Outstanding Amount of all Term Loans and Outstanding Amount of all Incremental Term Loans of such Lender at such time.

“Total Domestic Revolving A Outstandings” means the aggregate Outstanding Amount of all Domestic Revolving A Loans, all Swing Line Loans and all L/C Obligations.

“Total Multi Currency Revolving B Outstandings” means the aggregate Outstanding Amount of all Multi Currency Revolving B Loans.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Management Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Treasury Management Agreement with any Loan Party and (b) any Lender on the Closing Date or Affiliate of such Lender that is a party to a Treasury Management Agreement with any Loan Party in existence on the Closing Date.

“Type” means, with respect to any Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code, as in effect from time to time, in New York.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unused Fee” has the meaning specified in Section 2.09(a).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Wholly Owned Subsidiary” means any Person 100% of whose Equity Interests are at the time owned by PRA directly or indirectly through other Persons 100% of whose Equity Interests are at the time owned, directly or indirectly, by PRA.

1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal property and tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Wherever the phrase “to the knowledge of any Loan Party” or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or any other Loan Document, such phrase shall mean and refer to the actual knowledge of a senior officer of any Loan Party acting diligently and in good faith.

(e) Any requirement under this Agreement that a matter be appropriate, satisfactory or acceptable to the Administrative Agent (or any words of similar import) shall mean, in each case, the Administrative Agent acting reasonably. Any requirement under this Agreement that requires the determination, judgment or discretion of the Administrative Agent (or any concept of similar import) shall require the Administrative Agent to make such determination, judgment or discretion (or any concept of similar import) in good faith in the exercise of reasonable (from the perspective of a secured creditor) creditor business judgment.

(f) All references to the “payment in full” of the Obligations or “as long as any of the Obligations shall be outstanding” or words of similar import shall mean to exclude any (i) contingent indemnification obligations, (ii) contingent expense reimbursement obligations, (iii) Letters of Credit to the extent cash collateralized or appropriate backstop letters of credit have been issued and (iv) obligations under Treasury Management Agreements or Swap Contracts.

(g) All references to the payment of fees and expenses of the Administrative Agent or any Lender (other than counsel fees and expenses) shall mean the reasonable and documented out-of-pocket fees; and, with respect to the fees and expenses of counsel, shall mean the reasonable and documented out-of-pocket fees and expenses of one outside law firm for the Administrative Agent and Lenders collectively (and, in the event of any actual or potential conflict of interest, one additional counsel for each Lender subject to such conflict), any necessary local counsel and shall not include any fees or expenses of internal counsel to the Administrative Agent or any Lender.

1.03 Accounting Terms.

(a) Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements; provided, however, that calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by PRA in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either PRA or the Required Lenders shall so request, the Administrative Agent, the Lenders and PRA shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) PRA shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Calculations. Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 8.11 (including for purposes of determining the Applicable Rate) shall be made on a Pro Forma Basis.

(d) FASB ASC 825 and FASB ASC 470-20. Notwithstanding the above, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of PRA and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

1.04 Rounding.

Any financial ratios required to be maintained by PRA pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder, calculating financial covenants hereunder or any payments required to be made on account of any Loan hereunder or as otherwise provided herein (including clause (b) below), the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurodollar Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurodollar Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be; provided, that the foregoing shall not result in any amount owed hereunder in an Alternative Currency to be increased as a result of the foregoing determination or paid in any currency other than such Alternative Currency. For purposes of determining compliance with any basket or dollar threshold specified in any representation, covenant or event of default contained in this Agreement, any amounts denominated in any foreign currency shall be converted to the Dollar Equivalent thereof based on the Spot Rate (or, if not an Alternative Currency, the applicable exchange rate determined by PRA) for such foreign currency on the date on which the relevant transaction is consummated and in no event shall the Loan Parties thereafter be deemed to not be in compliance with any such basket or dollar threshold solely as a result of a change in such Spot Rate (or, if not an Alternative Currency, the applicable exchange rate determined by PRA).

1.06 Additional Alternative Currencies.

(a) The Borrowers may from time to time request that Eurodollar Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurodollar Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Multi Currency Revolving B Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurodollar Rate Loans, the Administrative Agent shall promptly notify each Multi Currency Revolving B Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Multi Currency Revolving B Lender (in the case of any such request pertaining to Eurodollar Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurodollar Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Multi-Currency Revolving B Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Multi Currency Revolving B Lender or the L/C Issuer, as the case may be, to permit Eurodollar Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Multi Currency Revolving B Lenders consent to making Eurodollar Rate Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurodollar Rate Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.

1.07 Change of Currency.

(a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation); provided that if and to the extent that such legislation or member state provides that any such obligation may be paid by the debtor in either the Euro or such other currency, then the applicable Borrower shall be permitted to repay such amount either in the Euro or such other currency. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.08 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.09 Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Commitments.

(a) Domestic Revolving A Loans. Subject to the terms and conditions set forth herein, each Domestic Revolving A Lender severally agrees to make loans (each such loan, a “Domestic Revolving A Loan”) to PRA in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Domestic Revolving A Lender’s Domestic Revolving A Commitment; provided, however, that after giving effect to any Borrowing of Domestic Revolving A Loans, (i) the Total Domestic Revolving A Outstandings shall not exceed the Aggregate Domestic Revolving A Commitments, (ii) the Domestic Revolving A Exposure plus the Multi Currency Revolving B Exposure plus the outstanding amount of the Term Loan plus the outstanding amount of Incremental Term Loan shall not exceed the Domestic Borrowing Base, and (iii) the Domestic Revolving A Credit Exposure of any Domestic Revolving A Lender shall not exceed such Lender’s Domestic Revolving A Commitment. Within the limits of each Domestic Revolving A Lender’s Domestic Revolving A Commitment, and subject to the other terms and conditions hereof, PRA may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Domestic Revolving A Loans may be Base Rate Loans or Eurodollar Rate Loans, or a combination thereof, as further provided herein.

(b) Multi Currency Revolving B Loans. Subject to the terms and conditions set forth herein, each Multi Currency Revolving B Lender severally agrees to make loans (each such loan, a “Multi Currency Revolving B Loan”) to PRA in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Multi Currency Revolving B Commitment; provided, however, that after giving effect to any Borrowing of Multi Currency Revolving B Loans, (i) the Total Multi Currency Revolving B Outstandings shall not exceed the Aggregate Multi Currency Revolving B Commitments, (ii) the Domestic Revolving A Exposure plus the Multi Currency Revolving B Exposure plus the outstanding amount of the Term Loan plus the outstanding amount of the Incremental Term Loan shall not exceed the Domestic Borrowing Base, and (iii) the Multi Currency Revolving B Exposure of any Multi Currency Revolving B Lender shall not exceed such Lender’s Multi Currency Revolving B Commitment. Within the limits of each Multi Currency Revolving B Lender’s Multi Currency Revolving B Commitment, and subject to the other terms and conditions hereof, PRA may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Multi Currency Revolving B Loans in Dollars may be Base Rate Loans or Eurodollar Rate Loans, or a combination thereof, as further provided herein. Multi Currency Revolving B Loans in an Alternative Currency may only be Eurodollar Rate Loans.

(c) Term Loan. Subject to the terms and conditions set forth herein, each Lender with a Term Loan Commitment severally agrees to make its portion of a term loan (the “Term Loan”) to PRA in Dollars on the Closing Date in an amount not to exceed such Lender’s Term Loan Commitment. Amounts repaid on the Term Loan may not be reborrowed. The Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans or a combination thereof, as further provided herein.

(d) Designated Borrower Revolving Loans. Subject to Section 2.02(f), on or after the effective date of the Designated Borrower Joinder Agreement, each Designated Borrower Revolving Lender severally agrees to make Designated Borrower Revolving Loans to the Designated Borrower in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Designated Borrower Revolving Commitment; provided, that, after giving effect to any Borrowing of Designated Borrower Revolving Loans, (i) the Outstanding Amount of Designated Borrower Revolving Loans shall not exceed the Aggregate Designated Borrower Revolving Commitments, (ii) the Outstanding Amount of Designated Borrower Revolving Loans shall not exceed the borrowing base set forth in the Designated Borrower Joinder Agreement, and (iii) the Designated Borrower Revolving Loans of any Lender shall not exceed such Lender’s Designated Borrower Revolving Commitment. Within the limits of each Lender’s Designated Borrower Revolving Commitment, and subject to the other terms and conditions hereof, the Designated Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Designated Borrower Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, or a combination thereof, as further provided therein.

(e) Incremental Term Loan. Subject to Section 2.02(f), on the effective date of the Incremental Term Loan Lender Joinder Agreement, each Incremental Term Loan Lender severally agrees to make its portion of a term loan (the “Incremental Term Loan”) in a single advance to PRA in Dollars in the amount of its respective Incremental Term Loan Commitment as set forth in the Incremental Term Loan Lender Joinder Agreement; provided, however, that after giving effect to such advances, (i) the Outstanding Amount of the Incremental Term Loan shall not exceed the aggregate amount of the Incremental Term Loan Commitments of the Incremental Term Loan Lenders and (ii) the Domestic Revolving A Exposure plus the Multi Currency Revolving B Exposure plus the outstanding amount of the Term Loan plus the outstanding amount of the Incremental Term Loan shall not exceed the Domestic Borrowing Base. Amounts repaid on the Incremental Term Loan may not be reborrowed. The Incremental Term Loan may consist of Base Rate Loans, Eurodollar Rate Loans, or a combination thereof, as may request.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Eurodollar Rate Loans denominated in Dollars or of any conversion of Eurodollar Rate Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans denominated in Alternative Currencies and (iii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the requested Borrowing is to be a Domestic Revolving A Borrowing, a Multi Currency Revolving B Borrowing, a Borrowing of Designated Borrower Revolving Loans, a Borrowing of the Term Loan or a Borrowing of the Incremental Term Loan, (ii) whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed or to which existing Loans are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) the currency of the Loans to be borrowed. If the applicable Borrower fails to specify a currency in a Loan Notice requesting a Borrowing of Revolving Loans, then the Revolving Loans so requested shall be made in Dollars. If the applicable Borrower fails to specify a Type of a Loan in a Loan Notice or if the applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Revolving Loans denominated in an Alternative Currency, such Loans shall be continued as Eurodollar Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the applicable Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Revolving Loan may be converted into or continued as a Revolving Loan denominated in a different currency, but instead must be prepaid in the original currency of such Revolving Loan and then reborrowed in the other currency.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Revolving Loans denominated in a currency other than Dollars, in each case, as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Revolving Loan denominated in Dollars or the Term Loan, and not later than the Applicable Time specified by the Administrative Agent in the case of any Revolving Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either at the option of the applicable Borrower by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date of a Borrowing of Revolving Loans denominated in Dollars, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to such Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. If an Event of Default shall have occurred and be continuing, no Loans (other than Alternative Currency Loans) may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify PRA and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify PRA and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than 10 Interest Periods in effect with respect to all Loans.

(f) PRA may at any time and from time to time, upon prior written notice by PRA to the Administrative Agent, increase the Commitments (but not the Letter of Credit Sublimit or the Swing Line Sublimit) by a maximum aggregate amount of up to TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) as follows:

(i) Increase in Aggregate Domestic Revolving A Commitments. PRA may, at any time and from time to time, upon prior written notice by PRA to the Administrative Agent increase the Aggregate Domestic Revolving A Commitments (but not the Letter of Credit Sublimit or the Swing Line Sublimit) with additional Domestic Revolving A Commitments from any existing Lender with a Domestic Revolving A Commitment or new Domestic Revolving A Commitments from any other Person selected by PRA and reasonably acceptable to the Administrative Agent and the L/C Issuer; provided that:

(A) any such increase shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof;

(B) no Default or Event of Default shall exist and be continuing at the time of any such increase;

(C) no existing Lender shall be under any obligation to increase its Commitment and any such decision whether to increase its Commitment shall be in such Lender’s sole and absolute discretion;

(D) (1) any new Lender shall join this Agreement by executing such joinder documents reasonably required by the Administrative Agent and/or (2) any existing Lender electing to increase its Commitment shall have executed a commitment agreement reasonably satisfactory to the Administrative Agent; and as a condition precedent to such increase, PRA shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the date of such increase signed by a Responsible Officer of such Loan Party (1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (2) in the case of PRA, certifying that, before and after giving effect to such increase, (x) the representations and warranties contained in Article VI and the other Loan Documents are true and correct in all material respects on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.02(f), the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01, and (y) no Default or Event of Default exists; and

(E) Schedule 2.01 shall be deemed revised to include any increase in the Aggregate Domestic Revolving A Commitments pursuant to this Section 2.02(f)(i) and to include thereon any Person that becomes a Lender pursuant to this Section 2.02(f)(i); and

(ii) Increase in Aggregate Multi Currency Revolving B Commitments. PRA may, at any time and from time to time, upon prior written notice by PRA to the Administrative Agent increase the Aggregate Multi Currency Revolving B Commitments with additional Multi Currency Revolving B Commitments from any existing Lender with a Multi Currency Revolving B Commitment or new Multi Currency Revolving B Commitments from any other Person selected by PRA and reasonably acceptable to the Administrative Agent; provided that:

(A) any such increase shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof;

(B) no Default or Event of Default shall exist and be continuing at the time of any such increase;

(C) no existing Lender shall be under any obligation to increase its Commitment and any such decision whether to increase its Commitment shall be in such Lender’s sole and absolute discretion;

(D) (1) any new Lender shall join this Agreement by executing such joinder documents reasonably required by the Administrative Agent and/or (2) any existing Lender electing to increase its Commitment shall have executed a commitment agreement reasonably satisfactory to the Administrative Agent; and as a condition precedent to such increase, PRA shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the date of such increase signed by a Responsible Officer of such Loan Party (1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (2) in the case of PRA, certifying that, before and after giving effect to such increase, (x) the representations and warranties contained in Article VI and the other Loan Documents are true and correct in all material respects on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.02(f), the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01, and (y) no Default or Event of Default exists; and

(E) Schedule 2.01 shall be deemed revised to include any increase in the Aggregate Multi Currency Revolving B Commitments pursuant to this Section 2.02(f)(ii) and to include thereon any Person that becomes a Lender pursuant to this Section 2.02(f)(ii).

PRA shall prepay any Revolving Loans of the same class that are being increased pursuant to Section 2.02(f)(i) or 2.02(f)(ii), as the case may be, owing by it and outstanding on the date of any such increase (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans of such class ratable with any revised Commitments of such class arising from any nonratable increase in the Commitments under Section 2.02(f)(i) and/or (ii).

(iii) Institution of Designated Borrower Revolving Commitments. The Designated Borrower may, pursuant to this Section 2.02(f) request to establish an additional tranche of revolving Commitments (“Designated Borrower Revolving Commitments” and the related Revolving Loans, “Designated Borrower Revolving Loans”) to be available to such Designated Borrower to be added as an additional Borrower hereunder, which such Designated Borrower shall be a Subsidiary of PRA, organized under ether the laws of the United Kingdom or Australia, as the case may be. Such request must be made upon not less than 15 Business Days’ written notice from PRA to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), and the Administrative Agent shall promptly deliver counterparts of such notice to each Lender. The Designated Borrower Revolving Commitments shall be effected by an agreement in substantially the form of Exhibit I (a “Designated Borrower Joinder Agreement”), duly executed by the Borrower, the Designated Borrower, the Administrative Agent and each Lender that elects to make the Designated Borrower Revolving Loans (the “Designated Borrower Revolving Lenders”); subject to the satisfaction of the conditions precedent set forth in Section 2.02(f)(i) (including the conditions set forth in clause (A) above).

(A) The parties hereto acknowledge and agree that prior to any proposed Designated Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent, on behalf of the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel, foreign security documentation and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be reasonably required by the Administrative Agent or the Required Designated Borrower Revolving Lenders in their sole discretion, and Notes signed by such new Borrower to the extent any Designated Borrower Revolving Lenders so require. If the Administrative Agent and the Designated Borrower Revolving Lenders agree that a proposed Designated Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel, foreign security documentation and other documents or information, the Administrative Agent shall send a notice to PRA and the Lenders specifying the effective date upon which the proposed Designated Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Loans hereunder, on the terms and conditions set forth herein; provided that (x) no Loan Notice may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date and (y) any Borrowing by the Designated Borrower hereunder shall be subject to compliance with the foreign borrowing base agreed to in the Designated Borrower Joinder Agreement.

(B) Upon the effectiveness of any Designated Borrower Revolving Commitments, any new Designated Borrower Revolving Loans shall be deemed to be additional Revolving Loans hereunder. The terms and provisions of any Designated Borrower Revolving Commitments and the related Designated Borrower Revolving Loans shall be as set forth in this Agreement or the Designated Borrower Joinder Agreement, as applicable; provided, however, that the maturity date applicable to such Designated Borrower Revolving Commitments shall be the Maturity Date hereunder and the terms and provisions of Designated Borrower Revolving Commitments and the related Designated Borrower Revolving Loans shall be identical to the existing Revolving Loans and any provisions applicable to Revolving Loans hereunder, except where specifically noted herein or in the Designated Borrower Joinder Agreement.

(C) The Subsidiary of PRA that becomes a “Designated Borrower” pursuant to this Section 2.02(f)(iii) hereby irrevocably appoints PRA as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by PRA, whether or not such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to PRA in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

(D) No existing Lender shall be under any obligation to provide a Designated Borrower Revolving Commitment and any such decision whether to provide a Designated Borrower Revolving Commitment shall be in such Lender’s sole and absolute discretion.

(iv) Institution of Incremental Term Loan. PRA may, at any time, upon prior written notice to the Administrative Agent, institute the Incremental Term Loan; provided that:

(A) PRA (in consultation and coordination with the Administrative Agent) shall obtain commitments for the amount of the increase from existing Lenders or other Persons reasonably acceptable to the Administrative Agent, which Lenders shall join in this Agreement as Incremental Term Loan Lenders by executing an Incremental Term Loan Joinder Agreement or other agreement reasonably acceptable to the Administrative Agent;

(B) any such institution of the Incremental Term Loan shall be in a minimum aggregate principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof;

(C) no Default or Event of Default shall exist and be continuing at the time of such institution;

(D) the Applicable Rate of each Incremental Term Loan shall be as set forth in the Incremental Term Loan Joinder Agreement;

(E) the Incremental Term Loan Maturity Date shall be as set forth in the Incremental Term Loan Joinder Agreement, provided that such date shall not be earlier than the Maturity Date;

(F) the scheduled principal amortization payments under the Incremental Term Loan shall be as set forth in the Incremental Term Loan Joinder Agreement; provided that the weighted average life of the Incremental Term Loan shall not be less than the weighted life to maturity of the Term Loan;

(G) Schedule 2.01 shall be deemed revised to reflect the commitments and commitment percentages of the Incremental Term Loan Lenders as set forth in the Incremental Term Loan Joinder Agreement;

(H) no existing Lender shall be under any obligation to provide Incremental Term Loans and any such decision whether to provide Incremental Term Loans shall be in such Lender’s sole and absolute discretion; and

(I) as a condition precedent to such institution of the Incremental Term Loan and the effectiveness of the Incremental Term Loan Lender Joinder Agreement, PRA shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the date of such institution and effectiveness (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (I) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to the Incremental Term Loan, and (II) in the case of PRA, certifying that, before and after giving effect to the Incremental Term Loan, (x) the representations and warranties contained in Article VI and the other Loan Documents are true and correct in all material respects on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.02(f)(iv), the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01, and (y) no Default or Event of Default exists.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or an Alternative Currency for the account of PRA or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Domestic Revolving A Lenders severally agree to participate in Letters of Credit issued for the account of PRA or its Subsidiaries and any drawings thereunder; provided, however, that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (i) the Total Domestic Revolving A Outstandings shall not exceed the Aggregate Domestic Revolving A Commitments, (ii) the Aggregate Domestic Revolving A Loans plus the Aggregate Multi Currency Revolving B Loans plus the outstanding amount of the Term Loan plus the outstanding amount of the Incremental Term Loan shall not exceed the Domestic Borrowing Base, (iii) the Domestic Revolving A Credit Exposure of any Domestic Revolving A Lender shall not exceed such Lender’s Domestic Revolving A Commitment and (iv) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by PRA for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by PRA that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, PRA’s ability to obtain Letters of Credit shall be fully revolving, and accordingly PRA may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall not issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Domestic Revolving A Lenders holding more than 50% of the Domestic Revolving A Commitments have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any material restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $500,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency; or

(E) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to the L/C Issuer (in its sole discretion) with PRA or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of PRA delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of PRA. Such letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least five (5) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, PRA shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from PRA and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Domestic Revolving A Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of PRA or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Domestic Revolving A Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If PRA so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, PRA shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, Domestic Revolving A Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Domestic Revolving A Lenders holding more than 50% of the Domestic Revolving A Commitments have elected not to permit such extension or (2) from the Administrative Agent, any Lender or PRA that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to PRA and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the L/C Issuer shall notify PRA and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars or the applicable Alternative Currency (the “Honor Date”), PRA shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in the applicable currency of such drawing. If PRA fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Domestic Revolving A Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars) (the “Unreimbursed Amount”), and the amount of such Domestic Revolving A Lender’s Applicable Percentage thereof. In such event, PRA shall be deemed to have requested a Borrowing of Domestic Revolving A Loans (which shall accrue interest as Base Rate Loans) to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount (which, in the case of a Letter of Credit denominated in an Alternative Currency, shall be the Dollar Equivalent of such amount on the Honor Date), without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Domestic Revolving A Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Borrowing, the Total Revolving A Outstandings shall not exceed the Aggregate Domestic Revolving A Commitments. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Domestic Revolving A Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Domestic Revolving A Lender that so makes funds available shall be deemed to have made a Base Rate Loan to PRA in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, PRA shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Domestic Revolving A Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Domestic Revolving A Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Domestic Revolving A Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Domestic Revolving A Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Domestic Revolving A Lender’s obligation to make Domestic Revolving A Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Domestic Revolving A Lender may have against the L/C Issuer, PRA or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Domestic Revolving A Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the applicable Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of PRA to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Domestic Revolving A Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Domestic Revolving A Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer. A certificate of the L/C Issuer submitted to any Domestic Revolving A Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Domestic Revolving A Lender such Domestic Revolving A Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon in Dollars (whether directly from PRA or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Domestic Revolving A Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Domestic Revolving A Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Domestic Revolving A Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of PRA to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that PRA or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of PRA or any waiver by the L/C Issuer which does not in fact materially prejudice PRA;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the ISP or the UCP, as applicable;

(vii) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, PRA or any Subsidiary.

PRA shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with PRA’s instructions or other irregularity, PRA will immediately notify the L/C Issuer. PRA shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Domestic Revolving A Lender and PRA agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Domestic Revolving A Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Domestic Revolving A Lenders or the Domestic Revolving A Lenders holding more than 50% of the Domestic Revolving A Commitments, as applicable; (ii) any action taken or omitted in the absence of bad faith, gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. PRA hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not preclude PRA’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, PRA may have a claim against the L/C Issuer, and the L/C Issuer may be liable to PRA, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by PRA which PRA proves were caused by the L/C Issuer’s bad faith, willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit unless the L/C Issuer is prevented or prohibited from so paying as a result of any order or directive of any court or other Governmental Authority. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and PRA when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to PRA for, and the L/C Issuer’s rights and remedies against PRA shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order or industry practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h) Letter of Credit Fees. PRA shall pay to the Administrative Agent for the account of each Domestic Revolving A Lender in accordance with its Applicable Percentage in Dollars a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. PRA shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) and on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, PRA shall pay directly to the L/C Issuer for its own account in Dollars the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, PRA shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. PRA hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of PRA, and that PRA’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04 Swing Line Loans.

(a) Swing Line Facility. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Domestic Revolving A Lenders set forth in this Section 2.04, may in its sole discretion make loans in Dollars (each such loan, a “Swing Line Loan”) to PRA in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Domestic Revolving A Outstandings shall not exceed the Aggregate Domestic Revolving A Commitments, (ii) the Domestic Revolving A Exposure plus the Multi Currency Revolving B Exposure plus the outstanding amount of the Term Loan plus the outstanding amount of the Incremental Term Loan shall not exceed Domestic Borrowing Base and (iii) the Domestic Revolving A Credit Exposure of any Domestic Revolving A Lender shall not exceed such Domestic Revolving A Lender’s Domestic Revolving A Commitment, (y) PRA shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, PRA may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Domestic Revolving A Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Domestic Revolving A Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon PRA’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of PRA. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to PRA.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole discretion may request, on behalf of PRA (which hereby irrevocably requests and authorizes the Swing Line Lender to so request on its behalf), that each Domestic Revolving A Lender make a Base Rate Loan in an amount equal to such Domestic Revolving A Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Borrowing, the Total Domestic Revolving A Outstandings shall not exceed the lesser of (x) the Aggregate Domestic Revolving A Commitments and (y) the Domestic Borrowing Base. The Swing Line Lender shall furnish PRA with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Domestic Revolving A Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Domestic Revolving A Lender that so makes funds available shall be deemed to have made a Base Rate Loan to PRA in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Domestic Revolving A Loans in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Domestic Revolving A Lenders fund its risk participation in the relevant Swing Line Loan and each Domestic Revolving A Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Domestic Revolving A Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Domestic Revolving A Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Domestic Revolving A Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Swing Line Lender submitted to any Domestic Revolving A Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Domestic Revolving A Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Domestic Revolving A Lender may have against the Swing Line Lender, PRA or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Domestic Revolving A Lender’s obligation to make Domestic Revolving A Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of PRA to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Domestic Revolving A Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Domestic Revolving A Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Domestic Revolving A Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Domestic Revolving A Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Domestic Revolving A Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing PRA for interest on the Swing Line Loans. Until each Domestic Revolving A Lender funds its Domestic Revolving A Loans that are Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. PRA shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments.

(a) Voluntary Prepayments.

(i) Revolving Loans and Term Loan. The applicable Borrower may, upon notice from PRA to the Administrative Agent, at any time or from time to time voluntarily prepay Domestic Revolving A Loans, Multi Currency Revolving B Loans, Designated Borrower Revolving Loans, the Term Loan and/or the Incremental Term Loan in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and whether the Loans to be prepaid are the Domestic Revolving A Loans, the Multi Currency Revolving B Loans, the Designated Borrower Revolving Loans, the Term Loan and/or the Incremental Term Loan. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by PRA, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages. Each such prepayment of the Term Loan or the Incremental Term Loan shall be applied to the Term Loan and the Incremental Term Loan on a pro rata basis to the remaining principal amortization payments of the Term Loan and the Incremental Term Loan in direct order of maturity until the Term Loan and the Incremental Term Loan have been paid in full.

(ii) Swing Line Loans. PRA may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by PRA, PRA shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory Prepayments of Loans.

(i) Revolving Commitments.

(A) If for any reason the Total Domestic Revolving A Outstandings at any time exceed the Aggregate Domestic Revolving A Commitments then in effect, PRA shall immediately prepay Domestic Revolving A Loans and/or the Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that PRA shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Domestic Revolving A Loans and the Swing Line Loans, the Total Domestic Revolving A Outstandings exceed the Aggregate Domestic Revolving A Commitments then in effect.

(B) If for any reason the Total Multi Currency Revolving B Outstandings at any time exceed 105% of the Aggregate Multi Currency Revolving B Commitments then in effect, PRA shall immediately prepay Multi Currency Revolving B Loans in an aggregate amount equal to such excess.

(C) If for any reason the Outstanding Amount of Designated Borrower Revolving Loans at any time exceed the Aggregate Designated Borrower Revolving Commitments then in effect, the Designated Borrower shall immediately prepay Designated Borrower Revolving Loans in an aggregate amount equal to such excess.

(ii) Dispositions. PRA shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds of all Dispositions (other than Dispositions of debt portfolios, NFR Assets or other assets in the ordinary course of business ) to the extent such Net Cash Proceeds are not reinvested in Eligible Assets within 180 days of the date of such Disposition; provided, however, PRA shall be permitted to retain Net Cash Proceeds from Dispositions to the extent such Net Cash Proceeds do not exceed $50,000 in the aggregate in any fiscal year. Any prepayment pursuant to this clause (ii) shall be applied as set forth in clause (vi) below.

(iii) Debt Issuances. Promptly upon receipt by any Loan Party of the Net Cash Proceeds of any Debt Issuance, PRA shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds (such prepayment to be applied as set forth in clause (vi) below).

(iv) Extraordinary Receipts. PRA shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds of all Extraordinary Receipts to the extent such Net Cash Proceeds are not (x) reinvested in Eligible Assets within 180 days of such Extraordinary Receipt or (y) committed to be invested in Eligible Assets within 180 days of PRA’s receipt of the Net Cash Proceeds from such Extraordinary Receipt and actually invested in such Eligible Assets within 365 days of PRA’s receipt of the Net Cash Proceeds from such Extraordinary Receipt; provided, that PRA shall not be required to repay Extraordinary Receipts pursuant to this clause (iv) unless it shall have received aggregate Net Cash Proceeds of Extraordinary Receipts in excess of $50,000 at any time. Any prepayment pursuant to this clause (iv) shall be applied as set forth in clause (vi) below.

(v) Domestic Borrowing Base. If for any reason 105% of the Multi Currency Revolving B Outstandings plus the Domestic Revolving A Outstandings plus the outstanding amount of the Term Loan plus the outstanding amount of the Incremental Term Loans at any time exceed the Domestic Borrowing Base, PRA shall immediately prepay, at its option, the Term Loan, Incremental Term Loan, Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that PRA shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless, after the prepayment in full of the Term Loan, Incremental Term Loan, Domestic Revolving A Loans and the Multi Currency Revolving B Loans, the L/C Obligations exceed the Domestic Borrowing Base.

(vi) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied as follows:

(A) with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(A), ratably to Domestic Revolving A Loans and Swing Line Loans and (after all Domestic Revolving A Loans and Swing Line Loans have been repaid) to Cash Collateralize L/C Obligations (ii) with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(B), ratably to Multi Currency Revolving B Loans ; and (iii) with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(C), ratably to Designated Borrower Revolving Loans; in each case without a corresponding permanent reduction of the respective Commitments;

(B) with respect to all amounts prepaid pursuant to Sections 2.05(b)(ii), (iii) and (iv) first pro rata to the Term Loan and the Incremental Term Loan (ratably to the remaining principal amortization payments of each Loan), then (after the Term Loan and the Incremental Term Loan have been paid in full) to the Revolving Loans (without a corresponding permanent reduction of the respective Commitments) and then (after all Revolving Loans have been repaid) to Cash Collateralize L/C Obligations; and

(C) with respect to all amounts prepaid pursuant to Section 2.05(b)(v), at the Borrower’s direction to the Term Loan, to the Incremental Term Loan, to the Domestic Revolving A Loans, Swing Line Loans or Multi Currency Revolving B Loans until repaid in full (without a corresponding permanent reduction of the respective Commitments with respect to the Domestic Revolving A Loans, Swing Line Loans and Multi Currency Revolving B Loans), and then (after all Term Loans, Incremental Term Loans, Domestic Revolving A Loans, Swing Line Loans and Multi Currency B Revolving Loans shall have been repaid in full) to Cash Collateralize L/C Obligations.

Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans, and then to Eurodollar Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment. Prepayments pursuant to this Section 2.05 shall not result in a permanent reduction in the Commitments in respect of any Revolving Loans so prepaid.

2.06 Termination or Reduction of Revolving Commitments.

(a) Optional Reductions. The Borrowers may, upon notice to the Administrative Agent, terminate the Aggregate Designated Borrower Revolving Commitments, the Aggregate Domestic Revolving A Commitments or the Aggregate Multi Currency Revolving B Commitments or from time to time (x) PRA may permanently reduce the Domestic Revolving A Commitments to an amount not less than the Outstanding Amount of Domestic Revolving A Loans, (y) PRA may permanently reduce the Multi Currency Revolving B Commitments to an amount not less than the Outstanding Amount of Multi Currency Revolving B Loans or (z) the Designated Borrower may permanently reduce the Designated Borrower Revolving Commitments to an amount not less than the Outstanding Amount of Designated Borrower Revolving Loans; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce (A) the Aggregate Domestic Revolving A Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Domestic Revolving A Outstandings would exceed the Aggregate Domestic Revolving A Commitments, (B) the Aggregate Multi Currency Revolving B Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Multi Currency Revolving B Outstandings would exceed the Aggregate Multi Currency Revolving B Commitments, (C) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, (D) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit, or (E) the Designated Borrower Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Designated Borrower Revolving Loans would exceed the Designated Borrower Revolving Commitments.

(b) Mandatory Reductions. If after giving effect to any reduction or termination of Domestic Revolving A Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Aggregate Domestic Revolving A Commitments at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c) Notice. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit, the Aggregate Domestic Revolving A Commitments, Aggregate Multi Currency Revolving B Commitments or the Aggregate Designated Borrower Revolving Commitments under this Section 2.06. Upon any reduction of the Aggregate Domestic Revolving A Commitments, the Domestic Revolving A Commitment of each Domestic Revolving A Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. Upon any reduction of the Aggregate Multi Currency Revolving B Commitments, the Multi Currency Revolving B Commitment of each Multi Currency Revolving B Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. Upon any reduction of the Aggregate Designated Borrower Revolving Commitments, the Designated Borrower Revolving Commitments of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees in respect of the applicable Commitments accrued until the effective date of any termination of the applicable Commitments shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) Domestic Revolving A Loans. PRA shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Domestic Revolving A Loans outstanding on such date.

(b) Multi Currency Revolving B Loans. PRA shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Multi Currency Revolving B Loans outstanding on such date.

(c) Swing Line Loans. The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date within one (1) Business Day of demand therefor by the Swing Line Lender and (ii) the Maturity Date.

(d) Term Loan. PRA shall repay the outstanding principal amount of the Term Loan in installments on the dates and in the amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02:

Payment Dates	Principal Amortization Payment

March 31, 2013	$1,250,000

June 30, 2013	$1,250,000

September 30, 2013	$1,250,000

December 31, 2013	$1,250,000

March 31, 2014	$2,500,000

June 30, 2014	$2,500,000

September 30, 2014	$2,500,000

December 31, 2014	$2,500,000

March 31, 2015	$3,750,000

June 30, 2015	$3,750,000

September 30, 2015	$3,750,000

December 31, 2015	$3,750,000

March 31, 2016	$5,000,000

June 30, 2016	$5,000,000

September 30, 2016	$5,000,000

December 31, 2016	$5,000,000

March 31, 2017	$10,000,000

June 30, 2017	$10,000,000

September 30, 2017	$10,000,000

Maturity Date	Outstanding Principal Balance of Term Loan

(e) Designated Borrower Revolving Loans. The Designated Borrower shall repay to the Designated Borrower Lenders on the Maturity Date the aggregate principal amount of all Designated Borrower Revolving Loans outstanding on such date.

(f) Incremental Term Loan. PRA shall repay the outstanding principal amount of the Incremental Term Loan in the installments on the dates and in the amounts set forth in the Incremental Term Loan Lender Joinder Agreement (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02.

2.08 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurodollar Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost, (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws until such amount is paid or the failure to pay such amount when due is waived.

(ii) If any amount (other than principal of any Loan) payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws until such amount is paid or the failure to pay such amount when due is waived.

(iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws until such Event of Default is waived or cured.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

2.09 Fees.

In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a) Unused Fee. PRA shall pay to the Administrative Agent, (i) for the account of each Domestic Revolving A Lender in accordance with its Applicable Percentage, an unused line fee at a rate per annum equal to the product of (A) the Applicable Rate times (B) the actual daily amount by which the Aggregate Domestic Revolving A Commitments exceed the sum of (y) the Outstanding Amount of Domestic Revolving A Loans and (z) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15, and (ii) for the account of each Multi Currency Revolving B Lender in accordance with its Applicable Percentage, an unused line fee at a rate per annum equal to the product of (A) the Applicable Rate times (B) the actual daily amount by which the Aggregate Multi Currency Revolving B Commitments exceed the Outstanding Amount of Multi Currency Revolving B Loans (the fee payable pursuant to clauses (i) and (ii), the “Unused Fee”). The Unused Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date; provided, that (A) no Unused Fee shall accrue on the Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (B) any Unused Fee accrued with respect to the Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by PRA so long as such Lender shall be a Defaulting Lender. The Unused Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of clarification, Swing Line Loans shall not be considered outstanding for purposes of determining the unused portion of the Aggregate Domestic Revolving A Commitments.

(b) Fee Letter. The Borrowers shall pay to MLPF&S and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall be non-refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall (i) in the case of Domestic Revolving A Loans, be in the form of Exhibit C-1 (a “Domestic Revolving A Note”), (ii) in the case of Multi Currency Revolving B Loans, be in the form of Exhibit C-2 ( a “Multi Currency Revolving B Note”), (iii) in the case of Designated Borrower Revolving Loans, be in the form of Exhibit C-3 (a “Designated Borrower Revolving Note”) (iv) in the case of Swing Line Loans, be in the form of Exhibit D (a “Swing Line Note”), (v) in the case of the Term Loan, be in the form of Exhibit E-1 (a “Term Note”), and (vi) in the case of the Incremental Term Loan, be in the form of Exhibit E-2 (and “Incremental Term Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m. in the case of payments in Dollars or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to the definition of “Interest Period”, if any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of any Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the applicable Borrower, the interest rate applicable to Base Rate Loans. If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the applicable Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the applicable Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it (excluding any amounts applied by the Swing Line Lender to outstanding Swing Line Loans) resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the applicable Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to a Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 Cash Collateral.

(a) Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) PRA shall be required to provide Cash Collateral pursuant to Section 9.02(c), or (iv) there shall exist a Defaulting Lender, PRA shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. PRA, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, PRA will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. PRA shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 9.02 in respect of Letters of Credit shall be held and applied in satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender) (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi)) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendment. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amount received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as PRA may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and PRA, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by a Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to the pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C) With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, PRA shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders with a Domestic Revolving A Commitment in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Domestic Revolving A Commitment) but only to the extent that (x) the conditions set forth in Section 5.02(a) and (b) are satisfied at the time of such reallocation (and, unless the applicable Borrower shall have otherwise notified the Administrative Agent at such time, such Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Domestic Revolving A Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Domestic Revolving A Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in any amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b) Defaulting Lender Cure. If PRA, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing that a Defaulting Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction for Indemnified Taxes been made.

(b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, except penalties or expenses that arise as a result of the bad faith, gross negligence or willful misconduct of such Recipient as finally determined by a court of competent jurisdiction. A certificate as to the amount of such payment or liability delivered to PRA by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii) Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by any Loan Party or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, each Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the applicable Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to PRA or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to PRA and the Administrative Agent, at the time or times reasonably requested by PRA or the Administrative Agent, such properly completed and executed documentation reasonably requested by PRA or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by PRA or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by PRA or the Administrative Agent as will enable PRA or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the applicable Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed originals of Internal Revenue Service Form W-8ECI,

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund (including any application thereof to another amount owed to the refunding Governmental Authority) of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality.

If any Lender determines in good faith that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to PRA through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans in the affected currency or currencies or, in the case of Eurodollar Rate Loans in Dollars, or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and PRA that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates.

If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly notify PRA and all Lenders. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans in the affected currency or currencies shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent revokes such notice. Upon receipt of such notice, the applicable Borrower may revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans in the affected currency or currencies, or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement reflected in the Eurodollar Rate and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(iii) result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurodollar Rate Loans; or

(iv) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to or continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the applicable Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to PRA shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies PRA of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Additional Reserve Requirements. Without duplication of any amounts required to be paid hereunder, PRA shall pay (or cause the Designated Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided PRA shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice. Notwithstanding the foregoing, the Borrowers shall not be liable under this Section 3.04(e) for the payment of such additional interest incurred or accrued more than 180 days prior to the date on which the applicable Lender receives notice or becomes aware of the event or occurrence giving rise to the obligation to make such payment.

3.05 Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any failure by PRA to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by PRA pursuant to Section 11.13;

Such loss, cost or expense shall be limited to the actual loss, cost or expense arising from any actual liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any Indemnified Taxes or additional amount to any Lender, the L/C Issuer or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of PRA such Lender or the L/C Issuer shall, as applicable, use commercially reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 11.13.

3.07 Survival.

All of the Borrowers’ obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV

GUARANTY

4.01 The Guaranty.

(a) Each of the Subsidiary Guarantors hereby jointly and severally guarantees to each Lender, each Swap Bank, each Treasury Management Bank and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof. The Subsidiary Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the Subsidiary Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.

(b) PRA hereby guarantees to each Lender, each Swap Bank, each Treasury Management Bank and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Designated Borrower Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. PRA hereby further agrees that if any of the Designated Borrower Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), PRA will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Designated Borrower Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(c) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Swap Contracts or Treasury Management Agreements, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

4.02 Obligations Unconditional.

(a) The obligations of the Subsidiary Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Swap Contracts or Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than the defense that the Obligations (other than contingent indemnification or expense reimbursement obligations, Obligations under Treasury Management Agreements and Swap Contracts or Letters of Credit to the extent cash collateralized or appropriate backstop letters of credit have been issued) have been paid in full), it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against PRA or any other Guarantor for amounts paid under this Article IV until such time as the Obligations (other than contingent indemnification or expense reimbursement obligations, Obligations under Treasury Management Agreements and Swap Contracts or Letters of Credit to the extent cash collateralized or appropriate backstop letters of credit have been issued) have been paid in full and the Commitments have expired or terminated.

(b) The obligations of PRA under Section 4.01 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Swap Contracts or Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Designated Borrower Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of PRA hereunder shall be absolute and unconditional under any and all circumstances. PRA agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Designated Borrower for amounts paid under this Article IV until such time as the Designated Borrower Obligations (other than contingent indemnification or expense reimbursement obligations, Obligations under Treasury Management Agreements and Swap Contracts or Letters of Credit to the extent cash collateralized or appropriate backstop letters of credit have been issued) have been paid in full and the Commitments have expired or terminated.

(c) Without limiting the generality of the foregoing sections (a) and (b), it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of any of the Loan Documents, any Swap Contract between any Loan Party and any Swap Bank, or any Treasury Management Agreement between any Loan Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements shall be done or omitted;

(iii) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap Contract between any Loan Party and any Swap Bank, or any Treasury Management Agreement between any Loan Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

(v) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contract between any Loan Party and any Swap Bank, or any Treasury Management Agreement between any Loan Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03 Reinstatement.

(a) The obligations of the Subsidiary Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Subsidiary Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable and documented costs and expenses (including, without limitation, the reasonable and documented out-of-pocket fees, charges and disbursements of one primary outside counsel to the Administrative Agent and the Lenders, taken as a whole, and in the event of any actual or potential conflict of interest, one additional counsel for each Lender subject to such conflict) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

(b) The obligations of PRA under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Designated Borrower Obligations is rescinded or must be otherwise restored by any holder of any of the Designated Borrower Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and PRA agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable and documented costs and expenses (including, without limitation, the reasonable and documented out-of-pocket fees, charges and disbursements of one primary outside counsel to the Administrative Agent and the Lenders, taken as a whole, and in the event of any actual or potential conflict of interest, one additional counsel for each Lender subject to such conflict) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.04 Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05 Remedies.

(a) The Subsidiary Guarantors agree that, to the fullest extent permitted by law, as between the Subsidiary Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 4.01. The Subsidiary Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

(b) PRA agrees that, to the fullest extent permitted by law, as between PRA, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Designated Borrower Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Designated Borrower Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Designated Borrower Obligations being deemed to have become automatically due and payable), the Designated Borrower Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by PRA for purposes of Section 4.01. PRA acknowledges and agrees that its obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

4.06 Rights of Contribution.

The Subsidiary Guarantors and PRA agree among themselves that, in connection with payments made hereunder, each Subsidiary Guarantor and PRA shall have contribution rights against the other Subsidiary Guarantors and PRA as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Subsidiary Guarantors and PRA under the Loan Documents and neither PRA nor any Subsidiary Guarantor shall exercise such rights of contribution until all Obligations (other than unasserted contingent indemnification or expense reimbursement obligations, obligations owing under Treasury Management Agreements or Swap Contracts or L/C Obligations to the extent Cash Collateralized) have been paid in full and the Commitments have terminated.

4.07 Guarantee of Payment; Continuing Guarantee.

(a) The guarantee given by the Subsidiary Guarantors in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

(b) The guarantee given by PRA in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Designated Borrower Obligations whenever arising.

ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01 Conditions of Initial Credit Extension.

This Agreement shall become effective upon and the obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

(b) Opinions of Counsel. Receipt by the Administrative Agent of opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, and in form and substance reasonably satisfactory to the Administrative Agent.

(c) No Material Adverse Change. There shall not have occurred a material adverse change since December 31, 2011 in the business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of PRA and its Subsidiaries, taken as a whole.

(d) Litigation. There shall not exist any action, suit, investigation or proceeding pending or to the knowledge of PRA, threatened in any court or before an arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

(e) Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

(iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(f) Perfection and Priority of Liens. Receipt by the Administrative Agent of the following:

(i) searches of UCC filings in the jurisdiction of formation of each Loan Party or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

(ii) UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(iii) to the extent not already in possession of the Administrative Agent, all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank and undated stock powers attached thereto;

(iv) searches of ownership of, and Liens on, intellectual property of each Loan Party in the U.S. Patent and Trademark Office and U.S. Copyright Office; and

(v) duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the intellectual property of the Loan Parties.

(g) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or Lender’s loss payee (in the case of hazard insurance) on behalf of the Lenders.

(h) Borrowing Base Certificate. Receipt by the Administrative Agent of a Borrowing Base Certificate for the month ended [November 30], 2012.

(i) Closing Certificate. Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of PRA certifying that (i) the conditions specified in Sections 5.01(c) and (d) and Sections 5.02(a) and (b) have been satisfied and (ii) PRA and its Subsidiaries (after giving effect to the transactions contemplated hereby and the incurrence of Indebtedness related thereto) are Solvent on a consolidated basis.

(j) Existing Credit Agreement. Receipt by the Administrative Agent of evidence that the Existing Credit Agreement has been terminated and all indebtedness under the Existing Credit Agreement has been repaid in full.

(k) Fees. Receipt by the Administrative Agent, MLPF&S and the Lenders of any fees required to be paid on or before the Closing Date.

(l) Attorney Costs. Unless waived by the Administrative Agent, PRA shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between PRA and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 11.03, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.02 Conditions to all Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

(a) The representations and warranties of the Borrowers and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer and/or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) In the case of a Credit Extension that is a Designated Borrower Revolving Loan, then the conditions of Section 2.02(f)(iii) to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.

(e) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

Each Request for Credit Extension submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

6.01 Existence, Qualification and Power.

Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02 Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not (a) conflict with the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law in any material respect (including, without limitation, Regulation U or Regulation X issued by the FRB) except in each case referred to in clause (b)(ii), to the extent that such conflict, breach, creation, payment or violation could not reasonably be expected to have a Material Adverse Effect.

6.03 Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (a) those that have already been obtained and are in full force and effect, (b) filings to perfect the Liens created by the Collateral Documents and (c) those that the failure to obtain could not reasonably be expected to have a Material Adverse Effect.

6.04 Binding Effect.

Each Loan Document when delivered hereunder has been duly executed and delivered by each Loan Party that is party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms (subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting the enforceability of creditors rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies whether in a proceeding at law or in equity).

6.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of PRA and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of PRA and its Subsidiaries as of the date thereof which would be required to be disclosed by GAAP, including liabilities for taxes, material commitments and Indebtedness.

(b) The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of PRA and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) From the date of the Audited Financial Statements to and including the Closing Date, there has been no Disposition by any Loan Party or any Subsidiary, or any Involuntary Disposition, of any material part of the business or property of the Loan Parties and their respective Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material to the Loan Parties and their respective Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

(d) The financial statements delivered pursuant to Section 7.01(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.01(a) and (b)) and present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of PRA and its Subsidiaries as of the dates thereof and for the periods covered thereby.

(e) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

6.06 Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to materially and adversely affect to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.

6.07 No Default.

(a) Neither any Loan Party nor any Subsidiary is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.

(b) No Default has occurred and is continuing.

6.08 Ownership of Property; Liens.

Each Loan Party and each of its respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party and its Subsidiaries is subject to no Liens, other than Permitted Liens.

6.09 Environmental Compliance.

Except as could not reasonably be expected to have a Material Adverse Effect:

(a) Each of the Facilities and all operations of any Loan Party and its Subsidiaries at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation by them of any applicable Environmental Law with respect to the Facilities or the Businesses, and to the knowledge of the Loan Parties there are no conditions relating to the Facilities or the Businesses that would likely give rise to the liability of any Loan Party or its Subsidiaries under any applicable Environmental Laws.

(b) To the knowledge of the Loan Parties, none of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or would likely give rise to liability of any Loan Party and its Subsidiaries under applicable Environmental Laws.

(c) Neither any Loan Party nor any Subsidiary has received any written notice of, or written inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(d) No Loan Party or any Subsidiary, or to the knowledge of any Loan Party or any other Person, has transported or disposed of Hazardous Materials from the Facilities, or generated, treated, stored or disposed of Hazardous Materials at, on or under any of the Facilities or any other location, in each case in violation of, or in a manner that would be reasonably likely to give rise to the liability of any Loan Party or its Subsidiaries under any applicable Environmental Law.

(e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Loan Parties, threatened, under any Environmental Law against any Loan Party or any Subsidiary nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Loan Party, any Subsidiary or the Businesses.

(f) To the knowledge of the Loan Parties, there has been no release or threat of release of Hazardous Materials arising from or related to the operations (including, without limitation, disposal) of any Loan Party or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that would likely give rise to the liability of any Loan Party or its Subsidiaries under Environmental Laws.

6.10 Insurance.

The properties of the Loan Parties and their Subsidiaries are insured with insurance companies that PRA believes are financially sound and reputable not Affiliates of such Persons, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. The insurance coverage of the Loan Parties and their Subsidiaries as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.10.

6.11 Taxes.

Except as disclosed in PRA’s Form 10Q or Form 10K filings with the SEC prior to the Closing Date, the Loan Parties and their Subsidiaries have filed all federal and state income and other material tax returns and reports required to be filed, and have paid all federal and state income and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

6.12 ERISA Compliance.

(a) There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b) (i) No ERISA Event has occurred and neither PRA nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) PRA and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is sixty percent (60%) or higher and neither PRA nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date; (iv) neither PRA nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums and there are no premium payments which have become due that are unpaid; (v) neither PRA nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan or Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PGBC to institute proceedings under Title IV of ERISA to terminate any Pension Plan or Multiemployer Plan; in any case, other than the occurrence of any event or condition described in this Section 6.12(b) that has not resulted or could not reasonably be expected to result in a Material Adverse Effect.

(c) Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other applicable federal or state laws; (ii) each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination, opinion or advisory letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code (or an application for such a letter has been sent to be processed by the Internal Revenue Service); and (iii) to the best knowledge of the Loan Parties, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

6.13 Subsidiaries.

Set forth on Schedule 6.13 is a complete and accurate list as of the Closing Date of each Subsidiary of any Loan Party, together with (i) jurisdiction of formation, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Loan Party or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Equity Interests of each Subsidiary of any Loan Party is validly issued and, to the extent applicable, fully paid and non-assessable.

6.14 Margin Regulations; Investment Company Act.

(a) The Borrowers are not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the applicable Borrower only or of such Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.05 or subject to any restriction contained in any agreement or instrument between PRA and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.

(b) No Loan Party or any Subsidiary of any Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

6.15 Disclosure.

No written report, certificate or other information (other than projections, pro forma financial information and information of a general economic or industry nature) (taken as a whole) when furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender on or before the Closing Date in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contained any material misstatement of fact or omits to state any material fact necessary to make the statements therein (taken as a whole), in the light of the circumstances under which they were made, not misleading; provided that it is understood and agreed that for purposes of this Section 6.15, such reports, statements, certificates and information shall not include projections and pro forma financial information or any information of a general economic or industry nature. With respect to projected financial information, pro forma financial information and information of a general economic or industry nature, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood and recognized by the Administrative Agent, L/C Issuer, Swing Line Lender and the Lenders, that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected results.

6.16 Compliance with Laws.

Each Loan Party and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.17 Intellectual Property; Licenses, Etc.

Each Loan Party and its Subsidiaries own all of the trademarks, service marks, trade names, copyrights, patents, patent rights and other intellectual property rights (collectively, “IP Rights”) that they purport to own and all contracts pursuant to which any Loan Party or their Subsidiaries are granted rights from a third party to use IP Rights material to its business are valid and binding, except, in each case, where failure to own such rights or possess such valid and binding contractual rights could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.17 is a list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the Closing Date. Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, (i) no claim has been asserted and is pending by any Person against any Loan Party before any Governmental Authority challenging or questioning the use by any Loan Party of any IP Rights or the validity or effectiveness of any IP Rights owned by any Loan Party, nor does any Loan Party know of any reasonable basis for such claim, and, (ii) to the knowledge of the Loan Parties, the use of any IP Rights by any Loan Party or any of its Subsidiaries or the granting of a right or a license in respect of any IP Rights by any Loan Party or any of its Subsidiaries does not infringe on the rights of any Person. As of the Closing Date, none of the IP Rights owned by any of the Loan Parties or any of its Subsidiaries is subject to any licensing agreement or similar arrangement except for implied licenses granted by any Loan Party or their Subsidiaries to third parties in the ordinary course of business in connection with the sale, lease or transfer of products or as set forth on Schedule 6.17.

6.18 Solvency.

The Loan Parties are Solvent on a consolidated basis.

6.19 Perfection of Security Interests in the Collateral.

Except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, the provisions of the Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens, prior to all other Liens other than Permitted Liens upon (i) the filing of appropriate UCC financing statements in the applicable financing offices and payment of applicable filing fees, (ii) the taking possession or control by the Administrative Agent of collateral with respect to which a security interest may be perfected only by possession or control and (iii) the filing or recording of mortgages, if any, in the applicable recording offices.

6.20 Business Locations.

Set forth on Schedule 6.20(a) is the tax payer identification number and organizational identification number of each Loan Party as of the Closing Date. The exact legal name and state of organization of each Loan Party is as set forth on the signature pages hereto. Except as set forth on Schedule 6.20(b), no Loan Party has during the five years preceding the Closing Date (i) changed its legal name, (ii) changed its state of formation, or (iii) been party to a merger, consolidation or other change in structure.

6.21 Labor Matters.

There are no collective bargaining agreements or Multiemployer Plans covering the employees of any Loan Party or any Subsidiary as of the Closing Date and neither any Loan Party nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

6.22 OFAC.

No Loan Party, nor, to the knowledge of any Loan Party, any Related Party thereof, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has been otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, MLPFS, the Administrative Agent, the L/C Issuer or the Swing Line Lender) of Sanctions.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than unasserted contingent indemnification and expense reimbursement obligations and obligations owing under Treasury Management Agreements or Swap Contracts), or any Letter of Credit shall remain outstanding (unless such Letters of Credit shall have been Cash Collateralized), the Loan Parties shall and shall cause each Subsidiary to:

7.01 Financial Statements.

Deliver to the Administrative Agent:

(a) upon the earlier of the date that is ninety days after the end of each fiscal year of PRA or the date such information is filed with the SEC, a consolidated balance sheet of PRA and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (it being understood that such financial statements and opinions may be furnished if included therein, in the form of PRA’s annual report on Form 10-K and any related annual report filed with the SEC); and

(b) upon the earlier of the date that is forty-five days after the end of each of the first three fiscal quarters of each fiscal year of PRA or the date such information is filed with the SEC, a consolidated balance sheet of PRA and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of PRA’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of PRA as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of PRA and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes (it being understood that such financial statements may be furnished if included therein, in the form of PRA’s quarterly report on Form 10-Q filed with the SEC).

7.02 Certificates; Other Information.

Deliver to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of PRA;

(b) (i) within thirty days after the end of each calendar month beginning with the calendar month ending December 31, 2012, a duly completed Borrowing Base Certificate signed by a Responsible Officer of PRA, together with a full accounts receivable aging report and an accounts payable listing, prepared by the management of PRA in a substantially similar form as provided by PRA to the Administrative Agent or is otherwise reasonably acceptable to the Administrative Agent and (ii) upon the request of the Administrative Agent, an Asset Pool Report.

(c) at least ninety days after the end of each fiscal year of PRA, beginning with the fiscal year ending December 31, 2012, an annual business plan and budget of PRA and its Subsidiaries for the next fiscal year;

(d) promptly after the same are filed with the SEC, copies of each annual report, proxy or financial statement or other report or communication sent to the equityholders of PRA, and copies of all annual, regular, periodic and special reports and registration statements which a Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto

(e) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or written recommendations submitted to the board of directors (or the audit committee of the board of directors) of PRA by independent accountants in connection with the accounts or books of PRA or any Subsidiary, or any audit of any of them;

(f) promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request; and

(g) concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of a Responsible Officer of PRA (i) listing (A) all applications by any Loan Party, if any, for Copyrights, Patents or Trademarks (each such term as defined in the Security Agreement) made since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (B) all issuances of registrations or letters on existing applications by any Loan Party for Copyrights, Patents and Trademarks (each such term as defined in the Security Agreement) received since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), and (C) all Trademark Licenses, Copyright Licenses and Patent Licenses (each such term as defined in the Security Agreement) entered into by any Loan Party since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), and (ii) attaching the insurance binder or other evidence of insurance for any insurance coverage of any Loan Party or any Subsidiary that was renewed, replaced or modified during the period covered by such financial statements.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which PRA posts such documents, or provides a link thereto on PRA’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on PRA’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (i) PRA shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to PRA to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) PRA shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by PRA with any such request for delivery by a Lender, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

PRA hereby acknowledges that (a) the Administrative Agent and/or MLPF&S may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of PRA hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to PRA or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. PRA hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” PRA shall be deemed to have authorized the Administrative Agent, MLPF&S and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to PRA or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Side Information;” and (z) the Administrative Agent and MLPF&S shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated as “Public Side Information.”

7.03 Notices.

(a) Promptly notify the Administrative Agent of the occurrence of any Default (provided that if such Default is subsequently cured within the time periods set forth herein, the failure to provide notice of such default shall not itself result in an Event of Default hereunder).

(b) Promptly notify the Administrative Agent of any matter that has resulted, or to any Loan Party’s knowledge, could reasonably be expected to result in a Material Adverse Effect, including: (i) any breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws.

(c) Promptly notify the Administrative Agent of the occurrence of any ERISA Event that could reasonably be expected to result in liability to any Loan Party in excess of the Threshold Amount.

(d) Promptly notify the Administrative Agent of any material change in accounting policies or financial reporting practices by PRA or any Subsidiary (other than as required by Law or GAAP).

Each notice pursuant to this Section 7.03(a) through (d) shall be accompanied by a statement of a Responsible Officer of PRA setting forth details of the occurrence referred to therein and stating what action the applicable Loan Party has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with reasonable particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04 Payment of Obligations.

Pay and discharge, as the same shall become due and payable, all its material obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Loan Party or such Subsidiary; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than a Permitted Lien).

7.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05.

(b) Preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(d) Preserve or renew all of its material registered patents, copyrights, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.06 Maintenance of Properties.

(a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and Involuntary Dispositions excepted.

(b) Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.07 Maintenance of Insurance.

Maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) with insurance companies that PRA believes to be financially sound and reputable not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.

7.08 Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.09 Books and Records.

(a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP in all material respects consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.

(b) Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.

7.10 Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants and at such reasonable times during normal business hours, upon reasonable advance notice to PRA and subject to reasonable requests for confidentiality, including as may be required by Law or contract; provided, however, that unless an Event of Default exists PRA shall not be required to pay expenses relating to more than one inspection by the Administrative Agent in any calendar year; provided further, that the applicable Loan Party may, at its option, have one or more employees or representatives present at any inspection, examination or discussion; provided further that when an Event of Default has occurred and is continuing the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of PRA at any time during normal business hours and upon reasonable advance notice.

7.11 Use of Proceeds.

Use the proceeds of the Credit Extensions (a) to refinance certain existing Indebtedness, (b) to finance working capital, Permitted Acquisitions and capital expenditures and (c) for other general corporate purposes, provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.

7.12 Additional Subsidiaries.

Within thirty (30) days after the acquisition or formation of any Subsidiary:

(a) notify the Administrative Agent thereof in writing, together with the (i) jurisdiction of formation, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by a Borrower or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and

(b) if such Subsidiary is a Domestic Subsidiary and a Wholly Owned Subsidiary and not an Excluded Domestic Subsidiary, cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in Sections 5.01(e) and (f) and if reasonably requested by the Administrative Agent, opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form and content reasonably satisfactory to the Administrative Agent.

7.13 ERISA Compliance.

Do, and cause each of its ERISA Affiliates to make all required contributions to any Pension Plan subject to Section 412, Section 430 or Section 431 of the Internal Revenue Code.

7.14 Pledged Assets.

(a) Equity Interests. Cause (a) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary (other than any Excluded Domestic Subsidiaries) and (b) 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (1) could not reasonably be expected to cause at any time the undistributed earnings of such Excluded Domestic Subsidiary or Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (2) could not at any time reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Excluded Domestic Subsidiary or Foreign Subsidiary directly owned by a Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the holders of the Obligations, pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent.

(b) Other Property. (i) Cause all of its owned and leased personal property other than Excluded Property to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent, for the benefit of the holders of the Obligations, to secure the Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall reasonably request, subject in any case to Permitted Liens and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, landlord’s waivers, certified resolutions and other organizational and authorizing documents of such Person, opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent’s Liens thereunder) (it is understood that the Administrative Agent shall have no right to request an opinion pursuant to this Section 7.12(b) with respect to any matter or document that is already covered by another opinion issued to the Administrative Agent and that no opinion shall be required if the cost of obtaining such opinion exceeds the benefit of obtaining such opinion) and other items of the types required to be delivered pursuant to Section 5.01(f), all in form and content reasonably satisfactory to the Administrative Agent.

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than unasserted contingent indemnification and expense reimbursement obligations and obligations owing under Treasury Management Agreements or Swap Contracts) or any Letter of Credit shall remain outstanding (unless such Letters of Credit shall be Cash Collateralized) no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

8.01 Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 8.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed in any material respect, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 8.03(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);

(c) Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable for more than 60 days or, if due and payable for more than 60 days, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits and other Liens to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 9.01(h);

(i) Liens securing Indebtedness permitted under Section 8.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost (negotiated on an arm’s length basis) of the property being acquired on the date of acquisition and (iii) such Liens attach to such property concurrently with or within ninety days after the acquisition thereof;

(j) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of business of any Loan Party or any of its Subsidiaries;

(k) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.02;

(m) bankers’ Liens and customary rights of setoff and other similar Liens upon deposits of cash in favor of banks or other depository institutions;

(n) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

(o) Liens of sellers of goods to the Borrowers and any of their Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(p) Liens securing Indebtedness permitted under Section 8.03(f); provided such Liens are subordinated to the Obligations in a manner reasonably satisfactory to the Required Lenders;

(q) Liens securing Indebtedness permitted under Sections 8.03(n);

(r) licenses and sublicenses of intellectual property granted by any Loan Party in the ordinary course of business;

(s) Liens existing on any property or asset prior to the acquisition thereof by a Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided, that (i) such Lien is not created in contemplation of or in connection with such acquisition or asset of such Borrower of any Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or asset of such Borrower or any other Subsidiary other than proceeds of such property or asset and (iii) such Lien shall secure only those obligations (and Liens granted pursuant to any refinancing thereof provided that (A) the property covered thereby is not changed in any material respect, (B) the amount secured or benefited thereby is not increased except as contemplated by the proviso to Section 8.03(b), (C) the direct or any contingent obligor with respect thereto is not changed, and (B) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b)) that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(t) Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and

(u) other Liens not permitted by clauses (a) through (t) securing Indebtedness in an aggregate principal not to exceed $10,000,000.

8.02 Investments.

Make any Investments, except:

(a) Investments held by the Borrowers or a Subsidiary in the form of cash or Cash Equivalents;

(b) Investments existing as of the Closing Date and set forth in Schedule 8.02 and any renewals, amendments or replacements thereof that do not increase the amount thereof;

(c) (i) Investments in any Person that is a Loan Party prior to giving effect to such Investment and (ii) Investments by a Borrower or any Subsidiary of a Borrower that is a Loan Party in any Person that is not a Loan Party, provided that the aggregate amount of all such Investments does not exceed $40,000,000 in the aggregate at any time outstanding;

(d) Investments by any Subsidiary of a Borrower that is not a Loan Party in any other Subsidiary of a Borrower that is not a Loan Party;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f) Guarantees permitted by Section 8.03;

(g) Permitted Acquisitions;

(h) lease, utility and similar deposits made in the ordinary course of business of PRA and its Subsidiaries, including investments consisting of pledges and deposits permitted under Section 8.01(f);

(i) contingent obligations with respect to any Swap Contract or hedging agreements otherwise permitted by this Agreement;

(j) any repurchase of Equity Interests of PRA permitted by Section 8.06;

(k) loans or advances to customers of PRA in an aggregate amount not to exceed $10,000,000 at any one time outstanding:

(l) advances to employees, officers and directors for business, travel and entertainment expenses in the ordinary course of business consistent with past practice;

(m) Investments in Asset Pools, NFR Assets or debt portfolios in the ordinary course of business;

(n) Investments permitted under Sections 8.03 and 8.06;

(o) prepaid expenses in the ordinary course of business;

(p) the creation of new Subsidiaries so long as the formation of such Subsidiary complies with the requirements of Section 7.12;

(q) Investments received in connection with the bankruptcy or reorganization of suppliers or customers or other Persons and in settlement of delinquent obligation of, and disputes with, any such supplier, customer or other Person or upon foreclosure with respect to any secured Investment or other transfer of title with respect to such secured Investment;

(r) Investments of a Subsidiary acquired after the Closing Date to the extent that such Investments were not made in contemplation or in connection with such acquisition, merger or consolidation;

(s) Investments constituting non-cash proceeds of sales, transfers and other dispositions of assets to the extent permitted under Section 8.05; and

(t) other Investments not permitted by clauses (a) through (s) in an aggregate amount not to exceed $20,000,000, plus all cash amounts that any Loan Party or Subsidiary has received with respect to any Investment made under this clause (t), at any time outstanding.

8.03 Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness of PRA and its Subsidiaries set forth in Schedule 8.03 and any renewals, amendments or replacements thereof; provided that the amount of such Indebtedness is not increased at the time of such renewal, amendment or replacement thereof, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

(c) intercompany Indebtedness resulting from Investments permitted under Section 8.02;

(d) obligations (contingent or otherwise) of PRA or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; and

(e) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by PRA or any of its Subsidiaries to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof, provided that (i) the aggregate principal amount of all such Indebtedness incurred in any year for all such Persons taken together shall not exceed two percent (2%) of PRA’s Consolidated Tangible Net Worth for the immediately preceding fiscal year; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

(f) Permitted Subordinated Debt;

(g) Indebtedness in respect of worker’s compensation claims, self-insurance obligations, bankers’ acceptances and bid, performance or surety bonds issued for the account of any Loan Party;

(h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(i) Indebtedness arising in connection with the endorsement of instruments for deposit in the ordinary course of business;

(j) Indebtedness in the form of obligations under indemnification, purchase price adjustments, incentive, non-compete, consulting, deferred compensation, earn-out and similar obligations incurred in connection with any Permitted Acquisition;

(k) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(l) Indebtedness of any Subsidiary in connection with assets acquired pursuant to a Permitted Acquisition after the Closing Date or Indebtedness of any Person that becomes a Subsidiary after the Closing Date pursuant to a Permitted Acquisition; provided that such Indebtedness exists at the time of any such Permitted Acquisition and is not created in contemplation or in connection with such Permitted Acquisition (and, in each case, any refinancing thereof on the terms permitted under Section 8.03(b));

(m) Indebtedness of PRA in the form of senior, unsecured convertible notes in an aggregate amount not to exceed $300,000,000; provided, that (i) no Default or Event of Default has occurred or is continuing, or would result from the issuance of such Indebtedness and (ii) such Indebtedness shall not have a maturity date (or be subject to any form of redemption, other than pursuant to customary provisions requiring redemption upon a change of control) within 180 days of the Maturity Date hereunder; and

(n) other secured and unsecured Indebtedness not permitted by clauses (a) through (m) in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding.

8.04 Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 and 7.14, (a) PRA may merge or consolidate with any of its Subsidiaries provided that PRA shall be the continuing or surviving corporation, (b) the Designated Borrower may merge or consolidate with any of its Subsidiaries provided that the Designated Borrower shall be the continuing or surviving corporation, (c) any Loan Party other than a Borrower may merge or consolidate with any other Loan Party other than a Borrower, (d) any Foreign Subsidiary (other than the Designated Borrower) may be merged or consolidated with or into any Loan Party provided that such Loan Party shall be the continuing or surviving corporation, (e) any Foreign Subsidiary may be merged or consolidated with or into any other Foreign Subsidiary; provided, that, if the Designated Borrower is involved in such transaction, the Designated Borrower must be the continuing or surviving corporation, (f) any Loan Party or any Subsidiary may make dispositions of property not prohibited by Section 8.05, (g) any immaterial Subsidiary may be dissolved, wound up or liquidated; provided that the assets of such immaterial Subsidiary are transferred to a Loan Party prior to any such dissolution, wind up or liquidation and (h) any Subsidiary may Dispose of all or substantially all of its assets (whether as a contribution to capital, dividend, upon voluntary liquidation or otherwise) to PRA or to a Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then the transferee must either be PRA or another Loan Party (other than the Designated Borrower) unless the transaction is otherwise permitted under Section 8.05.

8.05 Dispositions.

Make any Disposition unless (i) the consideration paid in connection therewith if such transaction is material shall be cash or Cash Equivalents paid contemporaneous with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of, (ii) such transaction does not involve the sale or other disposition of a minority equity interest in any Subsidiary and (iii) the aggregate net book value of all of the assets sold or otherwise disposed of by PRA and its Subsidiaries in all such Dispositions occurring during any fiscal year shall not exceed $25,000,000; provided, however, that the foregoing shall not apply to and PRA and its Subsidiaries shall be permitted to make (A) Dispositions permitted under Sections 8.02, 8.04 or 8.06; (B) Dispositions consisting of debt portfolios or NFR Assets in the ordinary course of business; and (C) Dispositions by any Subsidiary to PRA or another Subsidiary (except that any Disposition by a Subsidiary Guarantor shall only be permitted to be made to a Subsidiary that is a Subsidiary Guarantor).

8.06 Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) each Subsidiary may make Restricted Payments to PRA, any Guarantor and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is made;

(b) PRA and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person;

(c) PRA may make cash dividends and distributions in an aggregate amount not exceeding $20,000,000 in any fiscal year of PRA; provided, that no Default or Event of Default exists prior to or after giving effect to any such dividend or distribution;

(d) PRA may make repurchases of its Equity Interests in an aggregate amount not exceeding (i) $250,000,000 during the term of this Agreement and (ii) $100,000,000 in any fiscal year of PRA; provided, that no Default or Event of Default exists prior to or after giving effect to such repurchase;

(e) PRA may carry out stock splits with respect to its common stock; and

(f) PRA and each Subsidiary may purchase, redeem or otherwise acquire Equity Interest issued by it with the proceeds received from the substantially concurrent issue of new             shares of its stock or other Equity Interests so long as no Event of Default shall have occurred and be continuing at the time of such purchase, redemption or acquisition.

8.07 Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by PRA or its Subsidiaries on the Closing Date or any business reasonably related or incidental thereto.

8.08 Transactions with Affiliates and Insiders.

Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by Section 8.02, Section 8.03, Section 8.04, Section 8.05 or Section 8.06, (d) compensation and reimbursement of expenses and benefit plans for current or former officers and directors in the ordinary course of business (including, without limitation, benefits, indemnification arrangements and separation arrangements) and (e) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

8.09 Burdensome Agreements.

(a) Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts on the ability of any such Person to (i) pay dividends or make any other distributions to any Loan Party on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) sell, lease or transfer any of its property to any Loan Party, (v) pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(iv) above) for (1) this Agreement and the other Loan Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(b), (e), (k), (l), (m) or (n); provided that, in the case of Section 8.03(e) and (k), any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05 pending the consummation of such sale, (5) encumbrances or restrictions that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of PRA, (6) encumbrances or restrictions that are customary provisions in joint venture and similar agreements, (7) encumbrances or restrictions that are customary restrictions on leases, sublicenses, licenses or asset sale agreements otherwise permitted under this Agreement or (8) encumbrances or restrictions are customary provisions restricting the assignment of any agreement entered into in the ordinary course of business.

(b) Enter into, or permit to exist, any Contractual Obligation that prohibits or otherwise restricts the existence of any Lien upon any of its property in favor of the Administrative Agent (for the benefit of the holders of the Obligations) for the purpose of securing the Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such property is given as security for the Obligations, except (i) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(b), (e), (k), (l), (m) or (n); provided that, in the case of Section 8.03(e) and (k), any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (ii) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (iii) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05, pending the consummation of such sale, (iv) any agreement binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of PRA, (v) pursuant to customary restrictions contained in any agreement relating to the sale, lease, license or sublicense of any property permitted hereunder, (vi) pursuant to customary provisions in joint venture agreements applicable to joint ventures permitted by Section 8.02 or (vii) customary provisions restricting the assignment of any agreement entered into in the ordinary course of business.

8.10 Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.11 Financial Covenants.

(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of PRA to be greater than 2.0 to 1.0.

(b) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth as of the end of any fiscal quarter of PRA to be less than the sum of $455,091,200 increased on a cumulative basis as of the end of each fiscal quarter of PRA, commencing with the fiscal quarter ending December 31, 2012, by an amount equal to 50% of Consolidated Net Income (to the extent positive) for the fiscal quarter then ended plus 50% of amount of the proceeds of all issuances of Equity Interests after the Closing Date (excluding proceeds from the issuance of Equity Interests to employees or to a Loan Party).

(c) Income from Operations. Fail to maintain, as of the end of any fiscal quarter of PRA, positive Income from Operations for such period.

8.12 Capital Expenditures.

Permit Consolidated Capital Expenditures during any fiscal year to exceed $30,000,000.

8.13 Prepayment of Other Indebtedness, Etc.

(a) Amend or modify any of the terms of any Permitted Subordinated Debt or any Indebtedness permitted pursuant to Section 8.03(m) in a manner materially adverse to the Lenders without the consent of the Required Lenders.

(b) Make any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of any Loan Party or any Subsidiary (other than Indebtedness arising under the Loan Documents and intercompany Indebtedness).

8.14 Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.

(a) Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders.

(b) Change its fiscal year.

(c) Without providing ten (10) days prior written notice to the Administrative Agent, change its name, state of formation or form of organization.

8.15 Ownership of Subsidiaries.

Notwithstanding any other provisions of this Agreement to the contrary, (i) permit any Loan Party or any Subsidiary of any Loan Party to issue or have outstanding any shares of preferred Equity Interests that matures or is mandatorily redeemable on a date prior to the date that is 180 days after the Maturity Date or (ii) create, incur, assume or suffer to exist any Lien on any Equity Interests of any Subsidiary of any Loan Party, except for Permitted Liens.

8.16 Foreign Assets Control Regulations.

Neither of the advance of the Loans nor the use of the proceeds of any thereof nor any issuance of any Letter of Credit will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Patriot Act. Furthermore, none of PRA or any of its Subsidiaries (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.01 Events of Default.

Any of the following shall constitute an Event of Default:

(a) Non-Payment. A Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02 (a) through (c), 7.05(a), 7.10, 7.11, 7.12 or Article VIII or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after the earlier of (i) the date on which a Responsible Officer of any Loan Party becomes aware of such failure or (ii) written notice thereof shall have been given to PRA by the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made by or on behalf of a Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due and beyond the applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an outstanding aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails (beyond any applicable grace period) to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed prior to its stated maturity, or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded unless, in the case of this clause (i), such event or condition is no longer continuing or has been waived in accordance with the terms of such Indebtedness such that the holder or holders thereof or any trustee or agent on its or their behalf are no longer enabled or permitted to cause such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (i) shall not apply to (1) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or (2) convertible debt that becomes due as a result of a contingent mandatory conversion or redemption event provided such conversion or redemption is effectuated only in capital stock; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within forty-five days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of fifteen consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) PRA or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations (other than contingent indemnification obligations that survive the termination of this Agreement, Obligations under Treasury Management Agreements and Swap Contracts and L/C Obligations that have been Cash Collateralized), ceases to be in full force and effect; or any Loan Party or any other Person shall have commenced a proceeding contesting the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control.

9.02 Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

9.03 Application of Funds.

After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall, subject to Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Swap Bank, to the extent such Swap Contract is permitted by Section 8.03(d), ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders) and the L/C Issuer in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Obligations constituting accrued and unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Swap Bank, to the extent such Swap Contract is permitted by Section 8.03(d), (c) payments of amounts due under any Treasury Management Agreement between any Loan Party and any Treasury Management Bank and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders (and, in the case of such Swap Contracts and Treasury Management Agreements, Swap Banks or Treasury Management Banks, as applicable) and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full (other than unasserted contingent indemnification or expense reimbursement obligations, obligations owing under Treasury Management Agreements or Swap Contracts, or L/C Obligations to the extent Cash Collateralized), to the Borrowers or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Treasury Management Agreements and Swap Contracts shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Treasury Management Bank or Swap Bank, as the case may be. Each Treasury Management Bank or Swap Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE X

ADMINISTRATIVE AGENT

10.01 Appointment and Authority.

(a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

10.02 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by PRA, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and PRA. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of PRA (so long as no Event of Default has occurred or is continuing) (which consent shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders and PRA) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders and PRA (so long as no Event of Default has occurred or is continuing) may, to the extent permitted by applicable Law by notice in writing to such Person remove such Person as the Administrative Agent and appoint a successor in accordance with clause (a) above. If no such successor shall have been so appointed by the Required Lenders and PRA, and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(d) Any resignation by or removal of Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation or removal as L/C Issuer and Swing Line Lender. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by PRA of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08 No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

10.09 Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on PRA) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations (other than unasserted contingent indemnification or expense reimbursement obligations, obligations owing under Treasury Management Agreements or Swap Contracts or L/C Obligations to the extent Cash Collateralized) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.10 Collateral and Guaranty Matters.

Each of the Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations under the Loan Documents (other than unasserted contingent indemnification or expense reimbursement obligations, obligations owing under Treasury Management Agreements or Swap Contracts or L/C Obligations to the extent Cash Collateralized) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is transferred or to be transferred as part of or in connection with any sale, disposition or other transaction permitted hereunder or under any other Loan Document or any Involuntary Disposition, or (iii) as approved in accordance with Section 11.01;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i); and

(c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will promptly confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

10.11 Treasury Management Banks and Swap Banks.

No Treasury Management Bank or Swap Bank that obtains the benefits of Section 9.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Treasury Management Agreements and Swap Contracts unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Treasury Management Bank or Swap Bank, as the case may be.

ARTICLE XI

MISCELLANEOUS

11.01 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, the following amendments shall only be effective if in writing and signed by the Borrowers and other Loan Parties as follows:

(a) no such amendment, waiver or consent shall:

(i) extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(ii) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments), interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;

(iii) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment of principal, interest, fees or other amounts; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of PRA to pay interest or Letter of Credit Fees at the Default Rate;

(iv) change any provision of this Section 11.01(a), Section 1.06(a) or the definition of “Required Lenders”, “Super-Majority Lenders” or “Required Designated Borrower Revolving Lenders” without the written consent of each Lender directly and adversely affected thereby;

(v) except in connection with a disposition not prohibited hereunder, release all or substantially all of the Collateral without the written consent of each Lender directly and adversely affected thereby;

(vi) release a Borrower or, except in connection with a merger or consolidation permitted under Section 8.04 or a Disposition permitted under Section 8.05, all or substantially all of the Guarantors without the written consent of each Lender directly and adversely affected thereby, except to the extent the release of any Guarantor is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone);

(vii) change Section 2.13 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby; or

(viii) change Section 2.02(f)(iii)(D) or Section 2.02(f)(iv)(H) without the written consent of each Lender directly and adversely affected thereby;

(b) unless also signed by the L/C Issuer, no amendment, waiver or consent shall affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;

(c) unless also signed by the Swing Line Lender, no amendment, waiver or consent shall affect the rights or duties of the Swing Line Lender under this Agreement;

(d) unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and

(e) any amendment to alter the definitions and provisions relating to Estimated Remaining Collections, Accounts, Domestic Borrowing Base, Eligible Accounts, Receivables, Asset Pool, Eligible Asset Pools, Asset Pool Report, Borrowing Base, Asset Pool Seller, Asset Pool Proceeds, Purchase Agreement and Super-Majority Lenders shall (i) require only the consent of the Super-Majority Lenders and (ii) not require an amendment fee to be payable by any Loan Party;

provided, however, that notwithstanding anything to the contrary herein, (i) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender, (iii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, and (iv) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

(f) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, PRA and the other Loan Parties (i) to add one or more additional credit facilities to this Agreement, to permit the extensions of credit from time to time outstanding hereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and (ii) to change, modify or alter Section 2.13 or Section 9.03 or any other provision hereof relating to the pro rata sharing of payments among the Lenders to the extent necessary to effectuate any of the amendments (or amendments and restatements enumerated in clause (g) and/or clause (h) below).

(g) Notwithstanding anything to the contrary contained herein, in order to implement any additional Commitments in accordance with Section 2.02(f), this Agreement may be amended for such purpose (but solely to the extent necessary to implement such additional Commitments in accordance with Section 2.02(f)) by PRA, the other Loan Parties, the Administrative Agent and the relevant Lenders providing such additional Commitments.

(h) In addition, notwithstanding the foregoing, the Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders to make one or more amendments or modifications to (A) allow the maturity and scheduled amortization of the Loans of the accepting Lenders to be extended and (B) increase the Applicable Rate and/or fees payable with respect to the Loans and Commitments of the accepting Lenders (“Permitted Amendments”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. The Permitted Amendments shall not become effective unless consented to by the Borrower and those Accepting Lenders (as defined below), as applicable (the “Required Approval”). If the Required Approval is received, (i) such Permitted Amendments shall become effective only with respect to the Loans and/or Commitments of the Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and/or Commitments as to which such Lender’s acceptance has been made and (ii) the Borrower, each Loan Party and each Accepting Lender shall execute and deliver to the Administrative Agent a loan modification agreement (the “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Accepting Lenders as to which such Lenders’ acceptance has been made.

11.02 Notices and Other Communications; Facsimile Copies.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to a Borrower or any other Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to PRA).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or PRA may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to PRA, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of PRA’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to PRA, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to PRA, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to PRA or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.01 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.01 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Expenses; Indemnity; and Damage Waiver.

(a) Costs and Expenses. The Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent (limited to the legal fees of one primary outside counsel to the Administrative Agent and the Joint Lead Arrangers taken as a whole and other than the allocated costs of internal counsel)), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of one primary outside counsel to the Administrative Agent and the Lenders taken as a whole, and, in the event of any actual or potential conflict of interest, one additional counsel for each Lender subject to such conflict), and in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of one primary counsel for the Indemnitees, taken as a whole, and, in the case of any actual or perceived conflict of interest, one additional counsel for each Lender subject to such conflict) and settlement costs incurred by any Indemnitee or asserted against any Indemnitee by any Person (including a Borrower or any other Loan Party) other than the Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses or settlement costs (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Borrower or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the applicable Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentages (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for damages resulting from the bad faith, gross negligence or willful misconduct of such Indemnitee as determined by a final judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (e) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of an assignment of Revolving Loans and $1,000,000 in the case of an assignment of Term Loans and Incremental Term Loans, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, PRA otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of PRA (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, PRA shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Term Loan Commitment, Incremental Term Loan Commitment, Domestic Revolving A Commitment, Multi Currency Revolving B Commitment or Designated Borrower Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the Commitment subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan or Incremental Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the consent of the L/C Issuer and the Swing Line Lender shall be required for any assignment in respect of the Domestic Revolving A Commitments.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to PRA or any of PRA’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural person or (D) to a Competitor.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of PRA and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by PRA and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or PRA or any of PRA’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the other Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vi) of Section 11.01(a) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at PRA’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of PRA, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty days’ notice to PRA and the Lenders, resign as L/C Issuer and/or (ii) upon thirty days’ notice to PRA, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, PRA shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by PRA to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (2) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07 Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Loan Party and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating PRA or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of PRA or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than PRA.

For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary, provided that, in the case of information received from a Loan Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrowers or any Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08 Set-off.

If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the applicable Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or the L/C Issuer different from the branch or office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify PRA and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Joint Lead Arrangers, the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13 Replacement of Lenders.

If PRA is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then PRA may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) PRA shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to one hundred percent (100%) of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or PRA (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling PRA to require such assignment and delegation cease to apply.

11.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY OTHER FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15 Waiver of Right to Trial by Jury.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16 Electronic Execution of Assignments and Certain Other Documents.

The words “execute”, “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.17 USA PATRIOT Act.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.18 No Advisory or Fiduciary Relationship.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, MLPF&S and the Lenders, are arm’s-length commercial transactions between the Borrowers and their Affiliates, on the one hand, and the Administrative Agent, MLPF&S and the Lenders, on the other hand, (ii) the Borrowers have consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrowers are capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent, MLPF&S and the Lenders each are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for the Borrowers or any of their Affiliates or any other Person and (ii) neither the Administrative Agent nor MLPF&S nor the Lenders have any obligation to the Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, MLPF&S and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and neither the Administrative Agent nor MLPF&S nor the Lenders have any obligation to disclose any of such interests to the Borrowers or their Affiliates. To the fullest extent permitted by law, the Borrowers hereby waive and releases, any claims that it may have against the Administrative Agent, MLPF&S or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.19 Release of Collateral and Guarantee Obligations.

(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of PRA in connection with any Disposition permitted by the Loan Documents or permitted by the Required Lenders, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Swap Contract or Treasury Management Agreement) take such actions as shall be reasonably required to release its security interest in any Collateral being disposed of in connection with such Disposition, and to release any Guaranty hereunder or under any Loan Document of any Person being disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents. Any representation, warranty or covenant contained in any Loan Document relating to any such property so disposed of (other than property disposed of to the Borrower or any Loan Party) in accordance with the Loan Documents shall no longer be deemed to be repeated once such property is so disposed of.

(b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than unasserted contingent indemnification or expense reimbursement obligations and obligations owing under Treasury Management Agreements or Swap Contracts) have been paid in full, no Letter of Credit shall remain outstanding (unless such Letters of Credit shall have been Cash Collateralized) and all Commitments have terminated or expired, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Swap Contract or Treasury Management Agreement) take such actions as shall be reasonably required to release its security interest in all Collateral, and to release all Guarantees hereunder or under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Swap Contracts, Treasury Management Agreements or contingent indemnification obligations not then due.

11.20 New Debt Obligations.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the parties to the Prior Credit Agreement and the parties hereto covenant and agree that the Borrowings under this Agreement constitute new debt obligations, the proceeds of which will be used to retire all the debt obligations outstanding on under the Prior Credit Agreement on the Closing Date, and not as an amendment and restatement of the Prior Credit Agreement. The parties to the Prior Credit Agreement and the Parties hereto shall treat the Borrowings under this Agreement in accordance with the preceding sentence for all purposes (including financial accounting purposes, financial and regulatory reporting purposes, and tax purposes).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:

PORTFOLIO RECOVERY ASSOCIATES, INC.,
a Delaware corporation

By: /s/ Judith S. Scott
Name: Judith S. Scott
Title: Executive Vice President

GUARANTORS:

PORTFOLIO RECOVERY ASSOCIATES, L.L.C.,
a Delaware limited liability company

By: /s/ Judith S. Scott
Name: Judith S. Scott
Title: Member’s Representative

PRA HOLDING I, LLC,

a Virginia limited liability company

By: /s/ Judith S. Scott
Name: Judith S. Scott
Title: Member’s Representative

PRA LOCATION SERVICES, LLC,

a Delaware limited liability company

By: /s/ Judith S. Scott
Name: Judith S. Scott
Title: Member’s Representative

PRA GOVERNMENT SERVICES, LLC,

a Delaware limited liability company

By: /s/ Judith S. Scott
Name: Judith S. Scott
Title: Member’s Representative

PRA RECEIVABLES MANAGEMENT, LLC,

a Virginia limited liability company

By: /s/ Judith S. Scott
Name: Judith S. Scott
Title: Member’s Representative

PRA HOLDING II, LLC,

a Virginia limited liability company

By: /s/ Judith S. Scott
Name: Judith S. Scott
Title: Member’s Representative

PRA HOLDING III, LLC,

a Virginia limited liability company

By: /s/ Judith S. Scott
Name: Judith S. Scott
Title: Member’s Representative

MUNI SERVICES, LLC,

a Delaware limited liability company

By: /s/ Judith S. Scott
Name: Judith S. Scott
Title: Member’s Representative

PRA PROFESSIONAL SERVICES, LLC,

a Virginia limited liability company

By: /s/ Judith S. Scott
Name: Judith S. Scott
Title: Member’s Representative

PRA FINANCIAL SERVICES, LLC,

a Virginia limited liability company

By: /s/ Judith S. Scott
Name: Judith S. Scott
Title: Member’s Representative

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,

as Administrative Agent

By: /s/ Roberto Salazar
Name: Roberto Salazar
Title: Vice President

LENDERS:

BANK OF AMERICA, N.A.,
as a Lender, Swing Line Lender and L/C Issuer

By: /s/ Peter J. Schleck
Name: Peter J. Schleck
Title: SVP

WELLS FARGO BANK,

NATIONAL ASSOCIATION,
as a Lender

By: /s/ Paula Smith
Name: Paula Smith
Title: Senior Vice President

SUNTRUST BANK,

as a Lender

By: /s/ Joel S. Rhew
Name: Joel S. Rhew
Title: Senior Vice President

KEYBANK NATIONAL ASSOCIATION,

as a Lender

By: /s/ James Cribbet
Name: James Cribbet
Title: SVP

FIFTH THIRD BANK, AN OHIO BANKING CORPORATION,

as a Lender

By: /s/ Mary Ramsey
Name: Mary Ramsey
Title: Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION,

as a Lender

By: /s/ Duncan S. Owen III
Name: Duncan S. Owen III
Title: Senior Vice President

CAPITAL ONE, N.A.,
as a Lender

By: /s/ William A. Casey
Name: William A. Casey
Title: SVP

CITIZENS BANK OF PENNSYLVANIA,

as a Lender

By: /s/ Leslie D. Broderick
Name: Leslie D. Broderick
Title: Senior Vice President

STELLARONE BANK,

as a Lender

By: /s/ David A. Durham
Name: David A. Durham
Title: Hampton Roads Market Executive

ISRAEL DISCOUNT BANK OF NEW YORK,

as a Lender

By: /s/ Kenneth Lipke
Name: Kenneth Lipke
Title: FVP

By: /s/ Roy Grossman
Name: Roy Grossman
Title: SVP

XENITH BANK,

as a Lender

By: /s/ Bradley D. Nott
Name: Bradley D. Nott
Title: Senior Vice President